UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Emerald Holding, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 30, 2021

To the Stockholders of Emerald Holding, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., on May 12, 2021, at 1:00 p.m. (Eastern Time) via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.meetingcenter.io/298213125. You will also be able to vote your shares electronically during the live webcast of the Annual Meeting. To participate in the meeting, you will need your 15-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is EEX2021.

During the live webcast of the Annual Meeting, holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will be asked to (i) re-elect two Class I directors to our Board of Directors, (ii)  ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021, (iii) approve the amendment and restatement of the 2017 Omnibus Equity Plan and (iv) transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.  Holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors.  In addition, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting virtually, you may revoke your proxy, if you wish, and vote electronically.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, on or about April 2, 2021, we will begin sending a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and 2020 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online and includes instructions on how to request a printed set of the proxy materials.

We thank you for your continued support and interest in Emerald Holding, Inc.

Sincerely,

Hervé Sedky President and Chief Executive Officer

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., will be held virtually, via live webcast at www.meetingcenter.io/298213125 on May 12, 2021, at 1:00 p.m. (Eastern Time), for the following purposes:

Holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will consider:

•

Proposal 1: To re-elect two Class I directors to our Board of Directors to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021;
•	Proposal 3: To approve the amendment and restatement of the 2017 Omnibus Equity Plan; and
•	Any other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

In addition to Proposals 1 through 3 above, holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors to hold office until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Holders of record of shares of our common stock and shares of our Series A Preferred Stock at the close of business on March 23, 2021 are entitled to receive notice of and to vote during the live webcast of the Annual Meeting and any adjournment or postponement thereof.

A Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2020 Annual Report is first being mailed on or about April 2, 2021 to all stockholders entitled to vote during the live webcast of the Annual Meeting.

By Order of the Board of Directors,

Mitchell Gendel
General Counsel and Corporate Secretary

New York, NY
March 30, 2021

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, Proxy Statement, Proxy Card and our 2020 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.investorvote.com/EEX.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR MAIL.

Emerald Holding, Inc.

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2021

GENERAL

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Emerald Holding, Inc., a Delaware corporation, of proxies to be voted at our 2021 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). We will hold the Annual Meeting virtually, via live webcast at www.meetingcenter.io/298213125 on May 12, 2021 at 1:00 p.m. (Eastern Time). Unless the context otherwise requires, all references in this Proxy Statement to “Emerald”, “the Company”, “we”, “us”, and “our” refer to Emerald Holding, Inc., together with its consolidated subsidiaries.

Our mailing address and principal executive office is 100 Broadway, 14th Floor, New York, NY 10005. Our investor website is located at investor.emeraldx.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about April 2, 2021, we will begin mailing to each of our stockholders a notice providing instructions on how to access our proxy materials and 2020 Annual Report on the Internet (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and 2020 Annual Report are available to you at www.investorvote.com/EEX.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will consider and vote upon:

•	Proposal 1: To re-elect two Class I directors to our Board to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021;
•	Proposal 3: To approve the amendment and restatement of the 2017 Omnibus Equity Plan; and
•	Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition to Proposals 1 through 3 above, holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors to hold office until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares during the live webcast of the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on March 23, 2021 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share, or Series A Preferred Stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote during the live webcast of the Annual Meeting.

How many votes do I have?

Common Stock

Each share of our common stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 72,273,574 shares of common stock outstanding. With respect to all of the matters submitted for vote to holders of common stock during the live webcast of the Annual Meeting, each share of common stock is entitled to one vote. Holders of common stock will not be entitled to vote for the re-election of our Preferred Stock directors.

Series A Preferred Stock

Each share of our Series A Preferred Stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 71,444,607 shares of Series A Preferred Stock outstanding. With respect to the re-election of our Preferred Stock directors, each share of Series A Preferred Stock is entitled to one vote.  With respect to the remaining matters submitted for vote during the live webcast of the Annual Meeting, each holder of Series A Preferred Stock is entitled to a number of votes on such matter equal to the number of votes such holder would have been entitled to cast if such holder were the holder of record, as of the Record Date, of a number of shares of common stock equal to the whole number of shares of common stock that would be issuable upon conversion of such Series A Preferred Stock assuming such Series A Preferred Stock were converted to common stock on the Record Date.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access the proxy materials over the Internet, or request a printed set of the proxy materials, if desired, at investorvote.com/EEX. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class I and Preferred Stock directors and other matters to be voted on during the live webcast of the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officers and our two other most highly compensated executive officers (collectively referred to as our “named executive officers”); describes the compensation of our directors; and provides certain other information that SEC rules require.

For a discussion of certain exemptions we may rely upon as an “emerging growth company” please refer to the answer to the question “What are the implications of the Company’s status as an ‘Emerging Growth Company’?” below.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record and one proxy card for all the shares of the Company’s Series A Preferred Stock that you hold as a stockholder of record.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.

Re-election of directors:

All stockholders: The re-election of the two Class I director nominees identified in this Proxy Statement, each for a three-year term or until their respective successors are duly elected and qualified.

All stockholders: You may (i) vote FOR the re-election of all Class I director nominees named herein; (ii) WITHHOLD authority to vote for all such Class I director nominees; or (iii) vote FOR the re-election of all such Class I director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

All stockholders: The Board recommends that you vote FOR all of the Class I director nominees.

Holders of Series A Preferred Stock only: The re-election of the two Preferred Stock director nominees identified in this proxy statement, each for a one-year term or until their respective successors are duly elected and qualified.

Holders of Series A Preferred Stock only: You may (i) vote FOR the re-election of all Preferred Stock director nominees named herein; (ii) WITHHOLD authority to vote for all such Preferred Stock director nominees; or (iii) vote FOR the re-election of all such Preferred Stock director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

Holders of Series A Preferred Stock only: The Board recommends that you vote FOR all of the Preferred Stock director nominees.
2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021.

You may vote FOR or AGAINST the vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Proposal		How may I vote?	How does the Board recommend that I vote?
3.	The approval of the amendment and restatement of the 2017 Omnibus Equity Plan.	You may vote FOR or AGAINST the vote to approve the amendment and restatement of the 2017 Omnibus Equity Plan, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the approval of the amendment and restatement of the 2017 Omnibus Equity Plan.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “stockholder of record” with respect to those shares. The Notice of Internet Availability of Proxy Materials will be sent directly to stockholders of record beginning on or about April 2, 2021.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice of Internet Availability of Proxy Materials would have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card you received. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;
•	Vote on the Internet on the website shown on the proxy card;
•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•	Vote electronically during the live webcast of the Annual Meeting.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend the live webcast of the Annual Meeting and vote electronically.

How do I vote if I am a beneficial owner?

As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend the Annual Meeting provided that you register in advance as described in the answer to the question “How do I register to attend the Annual Meeting virtually on the Internet?” below. However, since you are not a stockholder of record, you may not vote your shares electronically during the live webcast of the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting, vote my shares and submit questions?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.meetingcenter.io/298213125. To participate in the Annual Meeting or to submit questions in advance of the meeting, you will need the 15-digit control number included on your notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is EEX2021.

Shares held in your name as the stockholder of record may be voted electronically during the live webcast of the Annual Meeting.

Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the live webcast of the Annual Meeting provided that you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this Proxy Statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you are a beneficial owner, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Emerald Holding, Inc. holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare

Emerald Holding, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time), on
May 7, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Why is the Annual Meeting only virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will provide easy access for stockholders and facilitate participation since stockholders can participate from any location around the world.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005;
•	timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or
•	virtually attending the Annual Meeting and voting electronically.

If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote electronically during the live webcast of the Annual Meeting if you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

All shares represented by valid proxies received and not revoked will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the re-election of all of the Class I and/or Preferred Stock director nominees, as applicable;
•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
•	FOR the approval of the amendment and restatement of the 2017 Omnibus Equity Plan.

What votes need to be present to hold the Annual Meeting?

Under our Second Amended and Restated Bylaws, (a) with respect to all proposals except for the election of the Preferred Stock nominees, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of our common stock and Series A Preferred Stock,  voting on an as-converted basis as a single class with holders of our common stock, will constitute a quorum for purposes of this class vote and (b) with respect to the election of the Preferred Stock nominees, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of our Series A Preferred Stock will constitute a quorum for purposes of this class vote.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares present virtually during the annual meeting will be considered shares represented in person at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

How are votes counted?

In the re-election of the Class I and Preferred Stock directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is a “routine” matter, and as a result, your broker, bank or other nominee will be permitted to vote your shares on that proposal during the live webcast of the Annual Meeting regardless of whether you provide proper instructions. Broker non-votes will have no effect on the results of Proposal 1 regarding the re-election of Class I and Preferred Stock directors or Proposal 3 relating to the amendment and restatement of the 2017 Omnibus Equity Plan.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.

All stockholders: The re-election of the two Class I nominees identified in this Proxy Statement each for a three-year term or until their respective successors are duly elected and qualified.

Holders of Series A Preferred Stock only:  The re-election of the two Preferred Stock director nominees identified in this Proxy Statement each for a one-year term or until their respective successors are duly elected and qualified.

Each Class I director must be elected by a plurality of the votes cast by holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock.

Each Preferred Stock director must be elected by a plurality of the votes cast by holders of our Series A Preferred Stock.

A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors of the applicable class to be elected at the Annual Meeting.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021.

To be approved, this vote must be approved by a majority of the votes cast by the holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

3.	The approval of the amendment and restatement of the 2017 Omnibus Equity Plan.

To be approved, this vote must be approved by a majority of the votes cast by the holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Second Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation (including the Certificate of Designations for the Series A Preferred Stock), the laws of Delaware or other applicable laws.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

What are the implications of the Company’s status as an “Emerging Growth Company”?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company for up to five years from April 2017, the date of our initial public offering. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more; (ii) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending December 31, 2022. We have taken advantage of certain reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Where can I find the voting results?

We will announce the preliminary voting results during the live webcast of the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspectors of election for the Annual Meeting have not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2020 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. Computershare will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2020 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, we will send a copy to you if you contact us at 100 Broadway, 14th Floor, New York, NY 10005, Attention: General Counsel and Secretary, or by telephone at 1-866-339-4688. If you and other residents at your address have been receiving multiple copies of the Notice of Internet Availability of Proxy Materials, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2022 Annual Meeting of Stockholders?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2022 Annual Meeting of Stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated Bylaws, not earlier than January 12, 2022, which is the 120th day before the first anniversary of the 2021 Annual Meeting of Stockholders, and not later than 5:00 P.M. EST on February 11, 2022, which is the 90th day before the first anniversary of the 2021 Annual Meeting of Stockholders, as set forth in the Second Amended and Restated Bylaws. Stockholders are advised to review our Second Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005. The requirements for advance notice of stockholder proposals under our Second Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Second Amended and Restated Bylaws and other applicable requirements.

December 3, 2021, which is 120 days before the first anniversary of the date of our proxy statement released to stockholders in connection with the 2021 Annual Meeting of Stockholders, is the deadline for stockholders to submit proposals to be included in our 2022 proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:

Computershare Trust Company, N.A.

By Regular Mail:	Overnight:

Computershare Investor Services PO Box 505000 Louisville, KY 40233-5000	Computershare Investor Services 462 South 4th Street, Suite 1600 Louisville, KY 40202

BACKGROUND OF THE COMPANY

We are a leading operator of business-to-business (“B2B”) trade shows in the United States. Leveraging our shows as key market-driven platforms, we combine—within and around our events—a broad array of industry insights, digital tools, and data-focused solutions to create uniquely rich experiences for our customers. We have been recognized with many awards and accolades that reflect our industry leadership as well as the importance of our shows to the exhibitors and attendees we serve.

Our trade show franchises typically hold market-leading positions within their respective industry verticals, with significant brand value established over a long period of time. Each of our shows is typically held at least annually, with certain franchises offering multiple editions per year. As our shows are frequently the largest and most well attended in their respective industry verticals, we are able to attract high-quality attendees, including those who have the authority to make purchasing decisions on the spot or subsequent to the show. The participation of these qualified attendees makes our trade shows compelling events for our exhibitors, further reinforcing the leading positions of our trade shows within their respective industry verticals. Our attendees use our shows to fulfill procurement needs, source new suppliers, reconnect with existing suppliers, identify trends, learn about new products and network with industry peers, which we believe are factors that make our shows difficult to replace. Our portfolio of trade shows is well-balanced and diversified across both industry sectors and customers. The scale and qualified attendance at our trade shows translates into an exceptional value proposition for participants, resulting in a self-reinforcing “network effect” whereby the participation of high-value attendees and exhibitors drives high participant loyalty and predictable, recurring revenue streams.

In addition to organizing our trade shows, conferences and other events, we also operate content and content-marketing websites and related digital products, and produce publications, each of which is aligned with a specific event sector.  In addition to their respective revenues, these products support our live events by delivering year-round channels for customer acquisition and development.

On December 31, 2020, we acquired PlumRiver Technologies, an international provider of software-as-a-service technology through its Elastic Suite platform. Elastic Suite’s platform streamlines the wholesale buying process for both brands and retail buyers, creating a digital year-round transactional platform for use by Emerald’s customers. We believe this acquisition will accelerate Emerald’s strategy to provide 365-day-per-year engagement for its customer base regardless of location by expanding its digital commerce capabilities and providing its customers with transactional functionality, including enterprise-level integration to brands’ ERP systems, allowing customers to manage orders, real-time inventory, and product merchandising.

We were incorporated as Expo Event Holdco, Inc. in Delaware in 2013, renamed Emerald Expositions Events, Inc. on March 29, 2017, and further renamed Emerald Holding, Inc. on February 14, 2020.

In June 2013, certain investment funds managed by an affiliate of Onex Corporation (such funds, collectively with Onex Partners V LP, “Onex”) acquired our business from an affiliate of Nielsen Holdings N.V. (the “Onex Acquisition”).

As of March 23, 2021, certain investment funds managed by an affiliate of Onex Corporation (such funds, collectively, “Onex”) owned 47,058,332 shares of our common stock, representing 65.1% of our outstanding common stock. In addition, as of March 23, 2021, Onex owned 69,718,919 shares of our Series A Preferred Stock, representing 115,769,877 shares of our common stock on an as-converted basis, after accounting for the accumulated accreting return at a rate per annum equal to 7% on the accreted liquidation preference and paid in-kind. Onex’s beneficial ownership of our common stock, on an as-converted basis, is approximately 86.5%. As a result, we are a “controlled company,” a company of which more than 50% of the combined voting power is held by an individual, a group or another company, within the meaning of the New York Stock Exchange corporate governance standards.

In connection with our initial public offering, or IPO, our common stock began trading on the New York Stock Exchange, or NYSE, on April 28, 2017 under the ticker symbol “EEX”.

PROPOSAL 1—ELECTION OF CLASS I AND PREFERRED STOCK DIRECTORS

Our Board has nominated two people for re-election as Class I directors and two people for re-election as Preferred Stock directors at the Annual Meeting. Each of the nominees currently is a director of the Company. If holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock re-elect the Class I directors, then these directors will hold office until the Annual Meeting of Stockholders in 2024, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. If the holders of our Series A Preferred Stock re-elect the Preferred Stock directors, then these directors will hold office until the Annual Meeting of Stockholders in 2022, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if re-elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if re-elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.

The following table sets forth, as of March 23, 2021, the name and age of each nominee for Class I director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Anthony Munk	60	Director
Hervé Sedky	51	President, Chief Executive Officer and Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Class I director nominees, as of March 23, 2021.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF ALL OF THE BOARD’S CLASS I DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

 The following table sets forth, as of March 23, 2021, the name and age of each nominee for Preferred Stock director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Lynda Clarizio	60	Director
David Levin	59	Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Class I director nominees, as of March 23, 2021.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SERIES A PREFERRED STOCK VOTE “FOR” THE RE-ELECTION OF ALL OF THE BOARD’S PREFERRED STOCK DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is listed.

We have adopted our Corporate Governance Guidelines, which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	the composition, structure and policies of the Board and its committees;
•	director qualification standards;
•	expectations and responsibilities of directors;
•	management succession planning;
•	the evaluation of Board performance;
•	principles of Board compensation and stock ownership; and
•	communications with stockholders and non-management directors.

Our Corporate Governance Guidelines further provide that the Board, acting through the Nominating and Corporate Governance Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines provide that each committee conduct a self-evaluation and compare its performance to the requirements of its charter.

Our Corporate Governance Guidelines are posted on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” Our Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and NYSE requirements.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Board Composition

Our Board consists of ten directors, currently comprising eight common stock directors, divided among three classes with staggered three-year terms, and two Preferred Stock directors, who serve one-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting (in the case of common stock directors) or the next annual meeting (in the case of Preferred Stock directors) following such election or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal.

Our common stock directors are divided among the three classes as follows:

•

the Class I directors are Anthony Munk, Jeffrey Naylor and Hervé Sedky, whose terms expire at this Annual Meeting of Stockholders.  Mr. Naylor will not stand for re-election at this Annual Meeting of Stockholders due to time constraints relating to recent professional commitments.  If re-elected, Messrs. Munk and Sedky’s terms will expire at the Annual Meeting of Stockholders to be held in 2024;

•	the Class II directors are Kosty Gilis, Todd Hyatt and Lisa Klinger, whose terms will expire at the Annual Meeting of Stockholders to be held in 2022; and
•	the Class III directors are Michael Alicea and Emmanuelle Skala, whose terms will expire at the Annual Meeting of Stockholders to be held in 2023.

The Preferred Stock directors are Lynda Clarizio and David Levin, whose terms expire at this Annual Meeting of Stockholders and, if re-elected, will expire at the Annual Meeting of Stockholders to be held in 2022.

The classification of the common stock directors on our Board may have the effect of delaying or preventing changes in control of our company. We expect that additional directorships resulting from an increase in the number of common stock directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors on the Board.

Board of Directors and Director Independence

Controlled Company

Onex owns the majority of our outstanding common stock and Series A Preferred Stock. As a result, we are a “controlled company” within the meaning of the rules of the New York Stock Exchange. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of our Board consist of independent directors;
•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

As a result of Onex’s majority ownership, while we currently have a majority of independent directors and a fully independent Audit Committee, and our Compensation Committee is subject to annual performance evaluations, our Nominating and Corporate Governance Committee and Compensation Committee do not consist entirely of independent directors and the Nominating and Corporate Governance Committee is not subject to annual performance evaluations. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE listing rules.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has affirmatively determined that each of Michael Alicea, Lynda Clarizio, Todd Hyatt, Lisa Klinger, Jeffrey Naylor and Emmanuelle Skala is an independent director under the rules of the New York Stock Exchange and an independent director as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Our remaining directors, Kosty Gilis and Anthony Munk, are not independent because of their affiliations with Onex, and Hervé Sedky is not independent because of his role as President and Chief Executive Officer of Emerald. David Levin is not considered to be independent as a result of compensation received for his consulting engagement for the Company in 2020.

Board Leadership Structure

Our Board has decided to separate the roles of Chief Executive Officer and Chairman. These positions are currently held by Hervé Sedky, as our Chief Executive Officer, and Kosty Gilis, as the Chairman. We believe this leadership structure is appropriate for our company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to the Chief Executive Officer, chairs Board meetings and provides information to the members of our Board in advance of such meetings. In addition, separating the roles of Chief Executive Officer and Chairman allows the Chairman to provide oversight of our management.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but we believe these potential conflicts are offset by our strong corporate governance practices.

Board Oversight of Risk Management

Management is responsible for the day-to-day management of the risks we face, while the Board has responsibility for the oversight of risk management. Our Board administers its risk oversight function primarily through the Audit Committee. To that end, our Audit Committee meets at least quarterly with our Chief Financial Officer and our independent registered public accounting firm where it receives regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting. Our Board believes that its administration of risk management has not affected the Board’s leadership structure.

In addition, the Chief Executive Officer’s collaboration with the Board allows Mr. Sedky to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. Mr. Sedky is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, which may include, among others (a) ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board, (b) the Board’s size and composition, (c) our corporate governance policies and any applicable laws, (d) individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively, (e) the number of other public and private company boards on which a director candidate serves and (f) consideration of director nominees properly proposed by stockholders in accordance with our Second Amended and Restated Bylaws. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Company does not have a formal policy with respect to diversity, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work.  The Board believes that its current constitution, including three women and an overall strong balance of diverse business and financial experience, has an appropriately diverse composition. Moreover, the Board continuously seeks ways to expand the diversity of viewpoints and backgrounds on our Board and at our Company. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Second Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider.

Meetings of the Board and Committees

During the year ended December 31, 2020, the Board held ten meetings. In addition, the Board also acted via unanimous written consent on three other occasions and also held additional informal discussions. All of the directors who served during the year ended December 31, 2020 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the Annual Meeting of Stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All of the Board members attended the 2020 Annual Meeting of Stockholders.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. The Chairman or a director designated by such non-management directors, presides at the executive sessions.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Corporate Secretary of the Company, 100 Broadway, 14th Floor, New York, NY 10005. The General Counsel and Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, on April 21, 2020, the Board established a Special Committee to evaluate potential financing alternatives. Our Board may establish other committees to facilitate the management of our business. The composition and functions of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below. Members will serve on committees until their resignation or until otherwise determined by our Board.

As permitted by the NYSE listing standards, because we qualify as a “controlled company”, our Compensation Committee and our Nominating and Corporate Governance Committee are currently not composed entirely of independent directors. Each committee operates pursuant to a written charter, each of which is available on the investor relations section of our website at http://www.emeraldx.com under “Investors—Corporate Governance.”

The following table shows the membership of each committee of our Board, and the number of meetings held by each committee, during the year ended December 31, 2020.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Alicea	✓	Chair
Lynda Clarizio(1)
Konstantin (Kosty) Gilis		✓	✓
Todd Hyatt	✓
Lisa Klinger	Chair
David Levin
Anthony Munk
Jeffrey Naylor		✓	Chair
Emmanuelle Skala		✓
Number of 2020 Committee Meetings	6(2)	5(3)	2(4)

(1)	Ms. Clarizio was appointed to the Compensation Committee on January 1, 2021.
(2)	In addition, the Audit Committee also held additional informal discussions.
(3)	Includes the Compensation Committee acting via unanimous written consent on two other occasions. The Compensation Committee also held additional informal discussions.
(4)

Our full Board of Directors undertook some of the responsibilities of the Nominating and Corporate Governance Committee during 2020. The Nominating and Corporate Governance Committee also held additional informal discussions.

Audit Committee

Currently, the members of the Audit Committee are Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt, each of whom have been determined by the Board to qualify as “independent” under Rule 10A-3 and the NYSE listing rules, and “financially literate” under the NYSE listing rules. The Board has determined that each of Ms. Klinger and Mr. Hyatt qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. The Audit Committee recommends the annual appointment and reviews the independence of our independent registered public accounting firm and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board.

The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee

Currently, the members of the compensation committee are Michael Alicea, as Chairman, Lynda Clarizio, Kosty Gilis, Jeffrey Naylor and Emmanuelle Skala. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize our company to enter into employment and other employee-related agreements. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Compensation Committee is not yet required to be composed entirely of independent directors.

The charter of the Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the NYSE, the rules and regulations of the SEC and Delaware corporate law.

The Compensation Committee engaged and periodically utilizes Semler Brossy Consulting Group LLC (“Semler Brossy”) as its executive compensation consultant to assist the Compensation Committee in evaluating executive and director compensation. When appropriate, Semler Brossy obtains input from management to ensure its advice and recommendations reinforce the Company’s business position and strategy, principles and values.

During 2020, Semler Brossy provided the Compensation Committee with information and commentary on executive and director compensation market trends and advised on various aspects of the Company’s compensation philosophy and methodologies, including related to equity grants and the proposed amendment and restatement of the 2017 Equity Incentive Plan.

Nominating and Corporate Governance Committee

Currently, the members of the Nominating and Corporate Governance Committee are Jeffrey Naylor, as Chairman, and Kosty Gilis. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations for nominees for committees, and develops, recommends to the Board and reviews our corporate governance principles. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Nominating and Corporate Governance Committee is not yet required to be composed entirely of independent directors.

The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Special Committee for Financing Alternatives

In April 2020, the Board formed a special committee comprised solely of independent directors, to explore, negotiate and make a recommendation to the Board regarding potential financing transactions to address the Company’s liquidity and capital needs given the severe impact of the COVID-19 pandemic (the “Special Committee”).  The members of the Special Committee were Michael Alicea, Todd Hyatt and Lisa Klinger. The Special Committee was authorized and determined to engage its own legal counsel (Freshfield Bruckhaus Deringer) and financial advisors (LionTree LLC) to provide independent legal and financial advice in fulfilling its mandate. Ultimately, the Special Committee recommended that the Board approve the issuance by the Company of the Series A Preferred Stock. The Special Committee was dissolved following the successful closing of the issuance of the Series A Preferred Stock and related rights offering in August 2020.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Michael Alicea as Chairman, Lynda Clarizio, Kosty Gilis, Jeffrey Naylor and Emmanuelle Skala.  None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee. No interlocking relationship exists between any member of the compensation committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our directors and executive officers to help ensure that they each maintain an equity stake in the Company and, by doing so, appropriately link their interests with those of other stockholders. The guideline for executive officers is based on a multiple of the executive’s base salary, ranging from two to five times, with the size of the multiple based on the individual’s position with the Company. Executives are required to achieve these stock ownership levels within five years of becoming an executive officer. Our independent directors are required to hold a number of shares of our common stock with a value equal to four times the annual cash retainer for Board service. Our independent directors are required to achieve this ownership level within five years of our initial public offering or joining the Board, whichever is later.  The stock ownership guidelines may be met by the following forms of equity held by the individual subject to the guidelines: (i) shares of Emerald stock owned outright, (ii) unvested time-based RSUs, and (iii) the value of vested, unexercised stock options.

No Hedging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.

INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ended December 31, 2021. PricewaterhouseCoopers LLP has been engaged as our independent registered public accounting firm since June 4, 2015, which the Audit Committee approved. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The following is a description of the fees billed by PricewaterhouseCoopers LLP for services provided in relation to the years ended December 31, 2020 and 2019.

Type of Fees	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Audit Fees(1)	$2,593,504	$2,014,677
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	3,690	3,870
Total	$2,597,194	$2,018,547

(1)

Audit fees consist of fees billed or expected to be billed for each of 2020 and 2019 for professional services rendered for the audit of our financial statements and review of interim financial statements. Audit fees also include fees for services associated with registration statements filed with the SEC, such as Form S-3 and Form S-8, including the review of related documents and issuance of consents.

(2)	We did not engage PricewaterhouseCoopers LLP to perform audit-related services during 2020 or 2019.
(3)	We did not engage PricewaterhouseCoopers LLP to perform tax services during 2020 or 2019.
(4)	Represents annual licensing fees for technical accounting publications.

As set forth in greater detail below, the Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee pre-approved all services that PricewaterhouseCoopers LLP provided for 2020 and 2019 in accordance with the pre-approval policy discussed above and below.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT RELATED

SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit and non-audit services provided by the independent registered public accounting firm be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to PricewaterhouseCoopers LLP during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent registered public accounting firm from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;
•	financial information systems design and implementation;
•	appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser or investment banking services;
•	legal services and expert services unrelated to the audit; and
•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at investor.emeraldx.com/corporate-governance/governance-documents.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is currently comprised of Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt. The Audit Committee oversees Emerald Holding, Inc.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management and the independent registered public accounting firm, and may meet with the internal auditors from time to time. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at investor.emeraldx.com/corporate-governance/governance-documents. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee,” the Audit Committee has done the following things:

•

reviewed and discussed the audited financial statements in Emerald Holding, Inc.’s annual report on Form 10-K for the year ended December 31, 2020 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

reviewed with PricewaterhouseCoopers LLP, Emerald Holding, Inc.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of Emerald Holding, Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence;

•

discussed with PricewaterhouseCoopers LLP its independence from management and Emerald Holding, Inc. and considered whether PricewaterhouseCoopers LLP could also provide non-audit services without compromising the firm’s independence;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61., as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and

•

discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit, and then met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examination and the overall quality of Emerald Holding, Inc.’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Lisa Klinger, Chairperson
Michael Alicea
Todd Hyatt

MANAGEMENT

The following table sets forth, as of March 23, 2021, the name and age of each executive officer, director and certain significant employees of the Company, indicating all positions and offices with us currently held by such executive officer, director or significant employee:

Name	Age	Position
Hervé Sedky	51	Chief Executive Officer and President
Brian Field	53	Chief Operating Officer
David Doft	49	Chief Financial Officer
William Charles	50	Chief Information Officer
Mitchell Gendel	55	General Counsel and Corporate Secretary
Eric Lisman	64	Executive Vice President
Konstantin (Kosty) Gilis	47	Chairman of the Board and Director
Michael Alicea	53	Director
Lynda Clarizio	60	Director
Todd Hyatt	60	Director
Lisa Klinger	54	Director
David Levin	59	Director
Anthony Munk	60	Director
Jeffrey Naylor	62	Director
Emmanuelle Skala	48	Director

Set forth below are descriptions of the backgrounds of each executive officer, director and certain significant employees of the Company, as of March 23, 2021:

Hervé Sedky. Mr. Sedky joined Emerald as President and Chief Executive Officer in January 2021. Prior to joining Emerald, Mr. Sedky spent six years as President of the Americas for Reed Exhibitions, leading more than 100 sector-leading exhibitions and events in North and South America each year, as well as the company’s global pop culture and lifestyle focused offshoot, ReedPop. Before his time at Reed Exhibitions, Mr. Sedky spent over twenty years at the American Express Company, ultimately serving as Senior Vice President and General Manager of American Express Global Business Travel, as well as on American Express’ senior management team.  Mr. Sedky holds a bachelor’s degree from Northeastern University and is a graduate of the Executive Management Program (PMD) at Harvard Business School. Mr. Sedky was selected to serve on our Board as a result of his extensive leadership experience in our industry, and in light of his role as our Chief Executive Officer.

Brian Field. Mr. Field joined Emerald as Chief Operating Officer in June 2019, and served as Interim President and Chief Executive Officer from January 1, 2020 to January 4, 2021. From January 2019 to June 2019, Mr. Field served on the faculty of the Kogod School of Business at American University, prior to which Mr. Field spent eight years at UBM, now part of Informa plc, a UK-based multinational events, academic publishing and business intelligence business. From 2013 to 2018, Mr. Field was COO of UBM Americas, delivering events and marketing services in the technology, fashion, licensing, advanced manufacturing, construction, healthcare, and pharmaceutical industries. Prior to that role, Mr. Field spent three years at UBM Medica, a leading healthcare media, publishing and education company, where he held senior positions overseeing operations, finance, marketing, product, technology and sales efforts for the business’ print and digital products and events. Earlier in his career, Mr. Field held senior positions in operations, product development, marketing and strategy development at Turner Broadcasting and Omnicom, among others. Mr. Field holds a bachelor’s degree from Connecticut College, a master’s degree from The Juilliard School and a doctorate from Columbia University.

David Doft. Mr. Doft joined Emerald as Chief Financial Officer in January 2020. Mr. Doft has more than 25 years of experience in accounting, corporate finance and strategic planning, most recently serving as Executive in Residence at Progress Partners, an M&A advisory firm, from August 2019 to January 2020. Prior to that role, Mr. Doft served as Chief Financial Officer of MDC Partners, a leading global provider of marketing, advertising, activation, communications and strategic consulting solutions, since August 2007, where he was responsible for all aspects of agency operations, financial reporting and compliance, corporate finance, treasury and investor relations.  Mr. Doft has also served in senior roles at Cobalt Capital, Level Global Investors, CIBC World Markets and ABN AMRO/ING Barings Furman Selz, and holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

William Charles. Mr. Charles has led our information technology (“IT”) operations since joining us in August 2013, and was promoted to our Chief Information Officer beginning in January 2014. Prior to joining Emerald, Mr. Charles was a senior executive in IT at Pacific Sunwear from 2004 to 2013. Mr. Charles oversees all aspects of our IT infrastructure and systems. Mr. Charles has over 23 years of industry experience and has an M.B.A. from Babson College and an undergraduate degree from the University of Connecticut.

Mitchell Gendel. Mr. Gendel joined Emerald as General Counsel and Corporate Secretary in May 2020. Mr. Gendel has over 30 years of legal experience, including public company securities and compliance, employment and real estate matters, as well as merger and acquisition and financing/capital market transactions. He also has experience supporting marketing companies and creative talent.  Before joining Emerald, Mr. Gendel served as Chief Restructuring Officer of Steel Partners from November 2019 to May 2020, and as EVP, General Counsel and Corporate Secretary at MDC Partners from November 2004 to August 2019. Prior to joining MDC Partners, he served as Vice President and Associate General Counsel at Interpublic Group of Companies.  Mr. Gendel has a B.A. in Psychology from Cornell University and a J.D. from Emory University School of Law.

Eric Lisman. Mr. Lisman joined us as an Executive Vice President in March 2017. Mr. Lisman is an experienced transaction professional with over 30 years of media industry experience. From September 2013 through March 2017, Mr. Lisman founded and operated Media Front Inc., a strategic and transaction consulting firm serving the trade show and media industries. Mr. Lisman previously served from December 2012 through September 2013 as Chief Executive Officer of ENK International. From September 1997 through December 2012, he served as Executive Vice President — Corporate Development of Advanstar Communications and, prior to that, as Senior Vice President and General Counsel of Reed Publishing USA. Mr. Lisman holds a B.A. from the University of Virginia and a J.D. from Harvard Law School.

Konstantin (Kosty) Gilis. Mr. Gilis has been Chairman of the Board and a member of the Compensation Committee since June 2013 and has served as a member of the Nominating and Corporate Governance Committee since April 2017. Mr. Gilis is a Managing Director of Onex, focusing on the business services sector.  Since joining Onex in 2004, Mr. Gilis has worked on numerous private equity transactions including the acquisitions and realizations of Allison Transmission and Tomkins plc, and the acquisitions of Clarivate Plc, WireCo Worldgroup and SMG. Mr. Gilis currently also serves on the boards of Clarivate Plc and ASM Global (f/k/a SMG) and previously served on the boards of Allison Transmission Holdings, Inc., Gates Global Inc. and WireCo Worldgroup Inc. Prior to joining Onex, Mr. Gilis was a Vice President at Willis Stein & Partners, a Chicago-based private equity firm and was a management consultant at Bain & Company in Toronto, Canada and Johannesburg, South Africa. Mr. Gilis is a graduate of The Wharton School of the University of Pennsylvania, where he earned a B.S. in Economics, and Harvard Business School, where he earned an MBA.

Michael Alicea. Mr. Alicea has been a member of the Board and the Chairman of the Compensation Committee since December 2015 and has served as a member of the Audit Committee since February 2019. Mr. Alicea is presently the Chief Human Resources Officer for Nielsen Global Connect. Since 1995, Mr. Alicea has held a variety of leadership roles within Nielsen in human resources, communications and operations, and possesses a strong background in a broad range of human resources, communications, operations and M&A disciplines. Mr. Alicea also serves as Chairman of Nielsen’s External Advisory Board. He holds a B.B.A. in Human Resources & Organizational Management and has completed graduate coursework in Business Policy at Baruch College.

Lynda Clarizio. Ms. Clarizio has been a member of the Board since August 2020 and has served as a member of the Compensation Committee since January 2021. Ms. Clarizio has over 20 years of experience in the media industry growing and scaling businesses with a focus on data and technology. She is currently a Strategic Advisor to VidMob, Inc., a marketing creative platform, and the Co-Founder of Brilliant Friends, a seed investment group of C-suite women funding women-led businesses. Ms. Clarizio previously served as President of U.S. Media at Nielsen Holdings, a global measurement and data analytics company, where she worked from 2013 to 2018. Prior to joining Nielsen, she served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multi-platform advertising solutions. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL's consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, DC law firm Arnold & Porter, where she practiced law from 1987 through 1999. Ms. Clarizio is a member of the Boards of Directors of CDW, Intertek Group plc, Adjust GmbH, OpenSlate and Resonate and is the Vice-Chair of Human Rights First. She is a graduate of Princeton University, where she earned an A.B., and of Harvard Law School, where she earned a J.D. Ms. Clarizio’s extensive media and data analytics industry leadership experience, together with her legal industry background, enable her to advise our Board on key operational and strategic issues.

Todd Hyatt. Mr. Hyatt has been a member of the Board and the Audit Committee of the Board since December 2015. Mr. Hyatt was Executive Vice President and Chief Financial Officer for IHS and IHS Markit, Inc., a leading Information Services Company, from 2013 through January 2020.  Mr. Hyatt worked at IHS from 2005 also serving as Senior Vice President and Chief Information Officer, Senior Vice President Financial Planning and Analysis and Chief Financial Officer for the Company’s engineering segment. Prior to joining IHS, Mr. Hyatt served as Vice President for Lone Tree Capital Management, a private equity firm. During his career, he has also worked for U S WEST / MediaOne where he was an Executive Director in the Multimedia Ventures organization and for AT&T. He started his career in public accounting, working at Arthur Young and Arthur Andersen. Mr. Hyatt holds a Masters in Management from Purdue University and a B.S. in Accounting from the University of Wyoming. Mr. Hyatt’s extensive management, financial and accounting experience enables him to provide us with strategic and financial guidance in establishing and executing on short and long-term strategic plans.

Lisa Klinger.  Ms. Klinger has been a member of the Board and the Audit Committee since April 2018 and Chairperson of the Audit Committee since February 2019. She previously served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., the largest US retail provider of non-surgical cosmetic procedures. Ms. Klinger has also served as Chief Administrative and Financial Officer for Peloton Interactive, Inc., as Chief Financial Officer and Treasurer for Vince Holding Corp., and as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc. During her career, she has also held financial leadership roles at Michael’s Stores and Limited Brands. Ms. Klinger also serves on the Board of Directors and Audit Committee of Party City Holdco, Inc., a vertically integrated party goods suppler and retailer. She holds a B.S.B.A. in Finance from Bowling Green State University.

David Levin. Mr. Levin has been a member of the Board since August 2020.  He currently serves as the Chairman of SparkBeyond, an Israeli artificial intelligence company and Chairman of TLN, a Dutch based Education company. He is also the University Entrepreneur in Residence at Arizona State University and the Executive Producer of the REMOTE virtual summit series that is focused on on-line and hybrid pedagogy. He is a non-executive Director of COFRA Holdings, a private Swiss company with interests in private equity, real estate and retail. Previously, Mr. Levin served as the CEO of McGraw Hill (2014-17), the CEO of UBM plc (2005-13), CEO of Symbian Ltd (2002-2005) and of Psion PLC (1998-2002) and the COO and CFO of Euromoney Institutional Investor plc (1994-1998). Mr. Levin holds an MBA from Stanford and an M.A. from Oxford University. Mr. Levin’s extensive management experience, particularly in the area of trade show events and data analytics, enables him to provide us with important strategic guidance.

Anthony Munk. Mr. Munk has been a member of the Board since May 2020. Mr. Munk is a Vice Chairman of Onex Corporation, which he joined in 1988, and is Chair of Onex Partners’ Private Equity Investment Committee. Mr. Munk currently also serves on the public company boards of Clarivate Plc and JELD-WEN Holding, Inc. and the private company boards of Ryan LLC, SGS & Co, and WireCo Worldgroup Inc. Mr. Munk previously served on the board of directors of Barrick Gold, RSI Home Products, Husky Injection Molding Systems Ltd, Cineplex Inc., SMG Holdings, Inc., Jack’s Family Restaurants, and Save-A-Lot. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk holds a B.A. (Honors) in Economics from Queen’s University. His high level of financial expertise is a valuable asset to our Board, and as an executive with Onex, he has extensive knowledge of our business.

Jeffrey Naylor. Mr. Naylor has been a member of the Board since August 2013, a member of the Compensation Committee since December 2015, and a member of the Nominating and Corporate Governance Committee since April 2017. Previously, Mr. Naylor served as Chairperson of the Audit Committee from August 2013 through February 2019. He has served as Managing Director of Topaz Consulting, LLC, a financial consulting firm, since he founded the company in April 2014. Prior to that, from 2004 through 2014, Mr. Naylor held multiple leadership positions with the TJX Companies, including Senior Corporate Advisor, Chief Financial Officer, Chief Administrative Officer, Chief Business Development Officer, and Senior Executive Vice President. Prior to that, he served as Chief Financial Officer of Big Lots, Inc. from 2001 to 2004. Mr. Naylor also serves on the board of directors of Synchrony Financial, a consumer financial services company, Wayfair Inc., an online destination for the home, and Dollar Tree, a leading operator of discount variety stores. He earned an M.B.A. and a B.A. in Economics and Political Science from the J.L. Kellogg Graduate School of Management, Northwestern University.

Emmanuelle Skala. Ms. Skala has been a member of the Board since January 2018 and a member of the Compensation Committee since February 2019. She is currently Senior Vice President of Customer Success at Toast, a restaurant technology platform. At Toast, she manages all post-sales customer facing teams. From 2008 to 2013, Ms. Skala held positions of increasing seniority at Sophos Group PLC. From 2014 to 2016, Ms. Skala served as the Vice President of Sales for Influitive, and from 2016 to 2017, she served as the Vice President of Sales and Customer Success at DigitalOcean. She is a frequent industry speaker and blogger on SaaS sales and customer success, and holds advisory board positions in a venture fund and several technology startups. Ms. Skala holds an M.B.A. in Marketing and Finance from New York University’s Stern School of Business and a B.S. in Industrial Management from Carnegie Mellon University.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2017 OMNIBUS EQUITY PLAN

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO AMEND AND RESTATE THE 2017 OMNIBUS EQUITY PLAN.

Overview

On January 4, 2021 and on March 23, 2021, upon recommendation of the Compensation Committee, our Board of Directors approved, respectively, the amendment of and the further amendment and restatement of the Company’s 2017 Omnibus Equity Plan (the “2017 Plan”, and as so amended and restated, the “Restated 2017 Plan”), in each case, subject to stockholder approval. The Restated 2017 Plan is attached as Appendix A of this Proxy Statement. The principal purpose of these amendments, as reflected in the Restated 2017 Plan, is to increase the number of shares of Company common stock, par value $0.01 per share (the “Shares”), available for issuance under the Restated 2017 Plan by an additional 13,000,000 Shares. Certain other plan updates have also been reflected in the proposed Restated 2017 Plan, including: (1) eliminating provisions no longer applicable related to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) making certain revisions to the share counting mechanism to allow Shares that are withheld for purposes of tax withholding or in satisfaction of an exercise price to be available for future issuance under the Restated 2017 Plan and (3) making other technical updates.

The affirmative vote of a majority of the votes cast by the stockholders (including holders of shares of our Series A Preferred Stock, voting on an as-converted basis with the holders of shares of our common stock and not as a separate class) present in person or by proxy at the Annual Meeting is required to approve this proposal. Although there are many variables that impact how long the increased number of Shares available under the Restated 2017 Plan will last, if this proposal is approved, we expect that the Shares currently available under the 2017 Plan, together with the additional 13,000,000 Shares, will be sufficient for up to approximately five (5) years of awards, including certain conditional awards that have been made to date, subject to shareholder approval of this Proposal.

The 2017 Plan was originally approved by our Board of Directors and stockholders in April 2017 in preparation for our IPO to serve as a successor plan to our pre-IPO equity plan for employees. The 2017 Plan is our sole available plan for granting equity compensation to our executives, employees and directors, which grants are made on a discretionary basis. Equity-based incentive compensation is a critical part of our compensation program, which is designed to reinforce a long-term perspective and align the interests of our executives, employees and directors with those of our stockholders. If approved by stockholders, this proposed Restated 2017 Plan will enable the Company to continue to utilize incentives in the form of stock-based awards to retain and reward the efforts of the Company’s executives, employees and directors and to attract and retain new, high performing personnel.

Rationale for Increasing Share Reserve of the 2017 Equity Plan

We believe the Restated 2017 Plan ultimately serves the interests of all stockholders by promoting a culture of ownership in the Company and a focus on long-term increase in stockholder value among our executives, employees and directors, and by helping us attract and retain the high performing personnel needed to support our strategic growth plan. Specifically, equity awards are an important aspect of the recruitment of, and strategic incentives for, our new Chief Executive Officer, who commenced his employment with the Company on January 4, 2021. In addition, the Compensation Committee and the Board of Directors have determined that it is the best interest of the Company to provide meaningful new equity incentive awards to executive officers. Importantly, all of the Company’s current senior executives (Messrs. Sedky, Doft and Field) were recruited for or commenced their current roles with the Company within the past twenty-two (22) months, each with the understanding that a substantial part of their overall compensation packages would be in the form of annual equity grants. However, the COVID-19 pandemic triggered a set of events that necessitated taking a new approach to our equity compensation program. Under this new program, the awards are designed to be front-loaded, with current grants intended to replace the annual award program for the next five (5) years. The January 2021 awards vest over five (5) years and are intended to ensure our senior management team’s continued retention and commitment to the recovery of the Company’s business in the wake of the challenges presented by the ongoing COVID-19 pandemic. The Board of Directors took these steps to reevaluate the equity compensation program due to stock price pressure and market conditions caused by the COVID-19 pandemic, and in light of the fact that a substantial percentage of previously granted equity-based awards to executive officers and other employees, most of which were in the form of stock options and price-vested restricted stock units, are significantly underwater and no longer serve the intended incentive or retention purpose. The new equity-based awards approved by the Board on January 4, 2021 include restricted stock units, and, subject to the approval of the Restated 2017 Plan by stockholders as part of this Proposal, stock options. The stock option grants include three tranches of awards, with the second two tranches providing for exercise prices (of $6.00 and $8.00) that were higher than the fair market value of a share of the Company’s common stock on the date of grant.  These share price hurdles directly tie the value of the equity awards to increased value of the Company and return to stockholders. In addition, these restricted stock units and stock options include transfer restrictions that significantly limit the ability of the award holder to sell or otherwise transfer the shares underlying the awards, which restrictions are intended to align the executives’ interests with those of our stockholders.

The Restated 2017 Plan contains a number of provisions considered to be reflective of good governance and protective of stockholder interests, including:

Stockholder approval required for additional Shares

The Restated 2017 Plan does not contain an annual “evergreen” provision that provides for automatic increases of Shares on an ongoing basis. Instead, the Restated 2017 Plan authorizes a fixed number of Shares, and stockholder approval is required for any increase in the number of Shares.

No discounted stock options or stock appreciation rights	The Restated 2017 Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

Repricing not allowed	The Restated 2017 Plan expressly prohibits the repricing of equity awards and buyout of underwater stock options without stockholder approval.

No tax gross-ups	The Restated 2017 Plan does not provide for any tax gross-ups.

Awards are subject to clawback	All awards granted under the Restated 2017 Plan are subject to the terms of the Company’s clawback policy.

Non-employee director grant limitations	Under the terms of the Restated 2017 Plan, grants to a non-employee director on an annual basis may not exceed 250,000 Shares.

Minimum vesting requirement for time-vested options	Generally, under the Restated 2017 Plan, any options that are designed to vest solely based on performance of services must be subject to at least a one-year minimum vesting requirement.

The Company’s stock price has been negatively affected by the ongoing COVID-19 pandemic, causing current executive and employee equity incentive awards to be significantly below grant date prices. Approximately 85% of the new January 2021 equity awards were granted to the Company’s new senior executive team (including our new Chief Executive Officer, CFO and COO), all of whom commenced their current roles with the Company since June 2019. Accordingly, these equity awards to new executives were critical to recruit, retain and provide meaningful incentives to align their performance with the Company’ stock price appreciation.  We are requesting that the Share reserve under the Restated 2017 Plan be increased by an additional 13,000,000 Shares in order to accommodate new equity awards designed to provide potential value to our executives and other employees as the Company’s share price increases over, in most cases, a five-year vesting period.  In addition, the Restated 2017 Plan will allow the Company to utilize equity grants in the future recruitment of key talent, and to recognize employee promotions, as deemed appropriate by the Compensation Committee and the Board, and to provide for ordinary course equity grants to our Board of Directors as part of their compensation. As of December 31, 2020, a total of 1,335,865 Shares remained available for grant under the 2017 Plan.

If we are unable to issue equity incentive awards under the Restated 2017 Plan, we would need to rely on cash awards in order to provide value to our executive officers and other employees. As a company that is focused on growth and recovery following the COVID-19 pandemic, we do not believe this would be practical or advisable, including for the following reasons:

•

Importance of Culture of Ownership. We believe a combination of equity and cash compensation is better for attracting, retaining and motivating our employees. This cannot be accomplished if employee equity is significantly underwater with little to no value to the employee. We also believe that a more cash-oriented program would not have the same long-term retention value or serve as effectively as a program that includes equity to align employees’ interests to those of our stockholders.

•

Increased Cash Compensation Would Affect Our Operations. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business.

As of March 1, 2021, eligible participants under the 2017 Plan consisted of approximately 540 employees and executives and 10 directors.

Share Usage

In connection with our IPO in April 2017, we established an initial Share reserve of 5,000,000 shares for the 2017 Plan. In the four years since our IPO, we have used a portion of the original Share reserve to make annual long-term incentive awards and other grants to our executives and employees and annual grants to our directors, as well as equity grants to attract and retain new senior executives.

We believe that we have managed our Share usage rate, or burn rate, under the 2017 Plan appropriately to date. The restricted stock unit awards and stock option awards granted in January 2021 (subject to shareholder approval of the Restated 2017 Plan, in the case of such stock option awards) were approved by the Board of Directors in recognition of the need to provide meaningful incentives to our new Chief Executive Officer, other executive officers and employees, and to strongly align their incentives with those of stockholders over the long term. These awards generally vest over five years, provide for additional holding requirements on the underlying Shares, and, in the case of a portion of the stock options, include premium exercise prices that must be reached before the stock options are exercisable and expire in ten years, subject to continued employment award holder. In addition, the awards were sized to reflect the intention that they would replace, for the next five years, the Company’s prior practice of making annual grants.

In addition to the holdings of our named executive officers under the 2017 Plan as set forth in the Outstanding Equity Awards at 2020 Fiscal Year-End Table in this Proxy Statement and the new grants described below, as of March 1, 2021 outstanding equity awards granted under the 2017 Plan are held by our directors (awards in respect of 203,437 shares) and other employees (awards in respect of 9,313,734 shares).  Additional information regarding Shares authorized for issuance under the 2017 Plan, prior to the proposed amendment and restatement, as of the end of the 2020 fiscal year, can be found under the heading “Securities Authorized for Issuance Under Equity Compensation Plans” in this Proxy Statement.

New Plan Equity Awards

Set forth below is information on equity awards granted on January 4, 2021 under the Restated 2017 Plan to the Named Executive Officers and our new Chief Executive Officer, Hervé Sedky, who is not included as a Named Executive Officer because he commenced his employment with us in January 2021. All stock option awards listed in the table below with respect to the Named Executive Officers and Mr. Sedky have been granted subject to stockholder approval of the Restated 2017 Plan. Other than as set forth in the table below, and similar grants of stock options awarded in January 2021 to other employees in respect of 3,243,539 shares in the aggregate, no determination has been made as to which of the eligible participants in the 2017 Plan will receive awards under the 2017 Plan (or the Restated 2017 Plan, if approved). Therefore, except as described in this Proposal, the future benefits to be allocated to any individual or to various groups of eligible participants are presently not determinable.

Named Executive Officers	Restricted Stock Units		Stock Options
Name & Position	Market value of shares on Grant Date ($)	Number of Restricted Stock Units	Option exercise price ($)	Number of Shares Underlying Option
David Doft, Chief Financial Officer	471,822	89,700	5.26	874,937
			6.00	735,000
			8.00	735,000
Brian Field, Chief Operating Officer	386,752	73,527	5.26	874,937
			6.00	735,000
			8.00	735,000
Eric Lisman, Executive Vice President			5.26	41,013
			6.00	35,000
			8.00	35,000
Hervé Sedky, Chief Executive Officer & President	1,776,002	337,643	5.26	1,230,380
			6.00	1,050,000
			8.00	1,050,000

Summary of the Restated 2017 Plan

As further described in this Proposal 3, the 2017 Plan is being amended and restated principally to provide for an increase in the number of Shares of our common stock reserved for issuance under the 2017 Plan by 13,000,000 Shares. Certain other plan updates have also been reflected in the amended and restated 2017 Plan, including: (1) eliminating provisions no longer applicable related to Section 162(m) of the Code and (2) making certain revisions to the share counting mechanism to allow Shares that are withheld for purposes of tax withholding or in satisfaction of an exercise price to be available for future issuance under the Restated 2017 Plan. The material terms and provisions of the Restated 2017 Plan are summarized below. This summary does not purport to be a complete description of the Restated 2017 Plan, and is qualified in its entirety by reference to the complete text of the plan, a copy of which is included as Appendix A of this Proxy Statement.

Purpose

The purpose of the Restated 2017 Plan is to assist the Company in attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company and its subsidiaries, and to promote the success of the business by providing participating individuals with a proprietary interest in the Company’s performance.

Administration

The Restated 2017 Plan is administered by a committee appointed by the Board (the “Compensation Committee”). The Compensation Committee shall consist of at least two directors of the Board and may consist of the entire Board. Awards granted to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, will be approved by the Compensation Committee or by the Board.

Plan Term

The original 2017 Plan became effective on April 10, 2017, the date it was approved by the Company’s stockholders, and will terminate on the tenth (10th) anniversary thereof, unless earlier terminated by the Board. The Board approved an amendment to the 2017 Plan on January 4, 2021 and the further amendment and restatement of the 2017 Plan on March 23, 2021, in each case subject to stockholder approval.

Eligibility

Under the Restated 2017 Plan, “Eligible Individuals” include officers, employees, Consultants who are natural persons and directors providing services to the Company and its subsidiaries. The Compensation Committee will determine which Eligible Individuals will receive grants of awards.

Incentives Available

Under the Restated 2017 Plan, the Compensation Committee may grant any of the following types of awards to an Eligible Individual: incentive stock options (“ISOs”); nonqualified stock options (“Nonqualified Stock Options” and, together with ISOs, “Options”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock Grants”); restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; and Share Awards, each as defined below (each type of grant is considered an “Award”).

Shares Available

Subject to any adjustment as provided in the Restated 2017 Plan, up to 18,000,000 Shares may be issued pursuant to Awards granted under the Restated 2017 Plan, all of which may be granted as ISOs. If an Award or any portion thereof that is granted under the Restated 2017 Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the participant receives cash instead of Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the 2017 Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under the 2017 Plan. In addition, any Shares tendered or withheld (i) to pay the exercise price of an Option or (ii) to satisfy tax withholding obligations associated with an Award granted under the 2017 Plan will again become available for issuance under the Restated 2017 Plan.

With respect to Awards granted to a Nonemployee Director, who is not a Consultant, the aggregate number of Shares that may be issued pursuant to Awards granted in any calendar year may not exceed 250,000 Shares. A Nonemployee Director who is a Consultant may, in the discretion of the Compensation Committee, receive Awards in respect of additional Shares as consideration for services provided as a Consultant.

Stock Options

The Compensation Committee may grant Options (which may be ISOs or Nonqualified Stock Options) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may be granted only to Eligible Individuals who are employees of the Company or any of its subsidiaries. A Nonqualified Stock Option is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.

Vesting and Exercise Periods for Options. Each Option granted under the Restated 2017 Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. Any Option granted to an employee that vests solely based on the performance of services must have a vesting period of at least one year. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.

Exercise Price for Options. The purchase price per Share with respect to any Option granted under the Restated 2017 Plan may be not less than 100% of the fair market value of a share of common stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).

Limits on Incentive Stock Options. In order to comply with the requirements for ISOs in the Code, no person may receive a grant of an ISO for stock that would have an aggregate fair market value in excess of $100,000, determined when the ISO is granted, that would be exercisable for the first time during any calendar year. If any grant of an ISO is made in excess of such limit, the portion that is over the $100,000 limit would be a Nonqualified Stock Option.

Stock Appreciation Rights

The Compensation Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

Amount Payable. A SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted. A SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.

Duration. Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation Committee determines. Except in limited circumstances, a SAR shall have a term of no greater than ten years.

Prohibition on Repricings

The Compensation Committee will have no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the Restated 2017 Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the Restated 2017 Plan (or 2017 Plan), unless the Company’s stockholders approve such adjustment or amendment.

Dividend Equivalent Rights

The Compensation Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash or shares of common stock or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

Restricted Stock; Restricted Stock Units

The Compensation Committee may grant either Shares (Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement.

Restricted Stock. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. Payment of accrued dividends in respect of shares of Restricted Stock shall be made currently or upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the accrued dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

Period for Lapsing of Restrictions on Restricted Stock. During such period as may be set by the Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Restated 2017 Plan except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established Performance Objectives (as defined below) or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion.

Restricted Stock Units. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Compensation Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested, or such later date as determined by the Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). Dividend Equivalent Rights may apply to a RSU grant; however, no dividends will be currently payable on unvested RSUs, and any dividend rights shall be accrued until the lapsing of the restrictions imposed on such RSUs and held by the Company for the account of the participant until such time as the RSU vests. A RSU (and any accrued dividends) may be settled or paid in cash, Shares or a combination of each, as determined by the Compensation Committee.

Performance Awards

Performance awards (“Performance Awards”) (including performance units (“Performance Units”) and performance share units (“Performance Share Units”)) and performance-based restricted stock (“Performance-Based Restricted Stock”) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.

Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. The Award agreement for each Performance Unit shall specify the number of Performance Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Unit to vest, the performance cycle within which such Performance Objectives must be satisfied, and the circumstances under which the Award will be forfeited; provided that no portion of the Performance Unit can vest earlier than one year from the date of grant.

Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including, without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive an amount of the fair market value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. A Performance Share Unit may be settled in cash, Shares, or a combination of each. The Award agreement for each Performance Share Unit shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Share Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the Performance Objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the Award will be forfeited. At the time the Award of Performance-Based Restricted Stock is granted, the Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the participant shall be deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

Performance Objectives. With respect to any Performance Awards, performance objectives (“Performance Objectives”) may be expressed in terms of i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) free cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA and/or adjusted EBITDA (including any adjusted EBITDA metric reported by the Company to securityholders or lenders); (viii) revenue growth; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios or margins; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position or market share; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income (before or after taxes); (xix) return on assets or net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) customer growth; (xxviii) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxix) financing and other capital raising transactions; (xxx) strategic partnerships or transactions; (xxxi) successful completion of acquisitions; or (xxxii) any combination of or a specified increase in any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the Restated 2017 Plan) or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Compensation Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation Committee.

Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Compensation Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Compensation Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that otherwise would be payable under such Award. The Compensation Committee may exercise such discretion in a non-uniform manner among participants.

Share Awards

The Compensation Committee may grant an Award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Adjustments upon Changes in Capitalization

In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property, the Compensation Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Restated 2017 Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Restated 2017 Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Effect of Change in Control or Certain Other Transactions

Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each, a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; or (b) terminate.

For purposes of the 2017 Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company), first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the board of directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the board of directors serving immediately prior to such appointment or election; (c) any merger, consolidation or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the board of directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

Options and SARs Terminated in Corporate Transaction. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration) in respect of each Share covered by the Option or SAR being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share consideration to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. In the event awards will terminate, rather than be continued following the Corporate Transaction, the Compensation Committee may accelerate the vesting on any unvested Option or SAR and/or the holders of unvested Options or SARs may also receive payment, in the same manner as described above for vested Options and SARs, or holders of such Options or SARS may be given a reasonable opportunity to exercise the Award.

Other Awards Terminated in Corporate Transaction. If Awards other than Options and SARs are to terminate in connection with a Corporate Transaction, the holders of vested Awards will be provided payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith. In the event Awards will terminate, rather than be continued following the Corporate Transaction, the Compensation Committee may accelerate the vesting on any unvested Awards and/or the holders of such Awards may also receive payment in the same manner as described above for vested Awards.

The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability

The Restated 2017 Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution or (b) to a beneficiary designated by the participant, to whom any benefit under the Restated 2017 Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award. The January 2021 equity awards and the underlying shares are subject to significant transfer restrictions intended to align management’s incentives with those of our shareholders.

Amendment or Termination of the Restated 2017 Plan

The Restated 2017 Plan may be amended or terminated by the Board of Directors without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation or NYSE requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the Restated 2017 Plan prior to the amendment without the impacted participant’s consent. The Restated 2017 Plan will terminate on the tenth anniversary of its effective date; however, when the Restated 2017 Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the Restated 2017 Plan’s termination.

Forfeiture Events; Clawback

The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the Restated 2017 Plan shall be subject to the terms of any clawback policy maintained by the Company, as it may be amended from time to time.

US Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences arising with respect to awards under the Restated 2017 Plan. This summary is not a definitive explanation of the tax consequences of these awards and excludes the effect of state, local and non-US tax laws.

Options. Options may be granted in the form of ISOs or Nonqualified Stock Options. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Code if certain requirements are satisfied. An employee granted an ISO or Nonqualified Stock Option generally does not realize compensation income for federal income tax purposes upon the grant of the Option. The Company will generally be entitled to a deduction for federal income tax purposes at the time any compensation income is realized by the holder of an Option, as described below, in an amount equal to the amount of compensation income realized by the holder.

Nonqualified Stock Options. At the time of exercise of a Nonqualified Stock Option, the holder of the Option will realize taxable compensation income in the amount of the spread between the exercise price of the Option and the fair market value of the Shares acquired on the date of exercise. Following the exercise of the Option, the holder’s later disposition of Shares acquired upon the exercise of the nonqualified option will ordinarily result in capital gain or loss to the option holder. Any gain will be subject to reduced long-term capital gains tax rates if the Shares have been held for more than 12 months.

Incentive Stock Options. An ISO must have an exercise price that is not less than the fair market value of the stock at the time the Option is granted and must be exercisable within 10 years from the date of grant. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year after exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the Shares on the date of exercise or the date of sale, whichever is less, over the option exercise price. Any additional amount realized will be taxed as capital gain which may be long-term or short-term capital gains, depending on how long the shares were held after exercise.

SARs. Upon the exercise of a SAR, an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of the Shares acquired pursuant to the exercise. The Company will be entitled to a federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a SAR.

Restricted Stock, RSUs and Performance Awards. Employees granted Restricted Stock, RSUs and Performance Awards under the Restated 2017 Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock, RSUs, and Performance Awards on the date the restrictions lapse or the performance period ends and the awards are settled, unless, in the case of Restricted Stock or other eligible restricted award, the employee has elected to include the restricted award in income at the time of grant under Section 83(b) of the Code. The Company is entitled to a corresponding federal income tax deduction at the same time. Any dividends or dividend equivalents paid to an employee during the restricted period are taxable compensation income to the employee and are deductible by the Company for federal income tax purposes, unless the employee has elected to include a restricted award in income when granted under Section 83(b) of the Code.

Share Awards. If Share Awards are in the nature of Shares (as opposed to phantom stock), they generally would be taxable as compensation income equal to the aggregate of their fair market value when the grant is not subject to a substantial risk of forfeiture. The Company would be entitled to a federal income tax deduction for the amount included in the grantee’s income.

Code Section 280G. The effect of a Corporate Transaction on Options or other Awards, if any, may be set forth in an Award agreement, which may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Corporate Transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

Code Section 409A. Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. Subject to certain exceptions, “deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. Awards under the 2017 Plan are intended either not to be subject to Section 409A of the Code or to comply with Section 409A of the Code. If awards under the Restated 2017 Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.

Code Section 162(m). Section 162(m) of the Code limits the tax deduction the Company can take with respect to employees considered “covered employees” under Section 162(m) of the Code to compensation that does not exceed $1,000,000 on an annual basis. To the extent that a participant is considered a “covered employee” under Section 162(m) of the Code, income recognized by such covered employee that is over $1,000,000 on an annual basis as a result of the exercise of, or the vesting of, an award, as applicable, will not be deductible by the Company.

Vote Required

Under our Second Amended and Restated Bylaws and the Certificate of Designations for our Series A Preferred Stock, the affirmative vote of a majority of the votes cast by the stockholders (including holders of shares of our Series A Preferred Stock, voting on an as-converted basis with the holders of shares of our common stock and not as a separate class) present in person or by proxy at the Annual Meeting is required to approve this proposal, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Non-votes by brokers, banks and other nominee holders of record will not be counted as votes “FOR” or “AGAINST” the proposal.

If stockholders approve this proposal, the Restated 2017 Plan and Share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the Restated 2017 Plan will not take effect, the stock options granted on January 4, 2021 subject to stockholder approval of the Restated 2017 Plan will be void, and our existing 2017 Plan will continue to be administered in its current form. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive, and have received in the case of our executive officers, equity awards under the 2017 Plan and subject to the approval of the Restated 2017 Plan. Following the approval of the Restated 2017 Plan by stockholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the Shares to be registered pursuant to the Restated 2017 Plan, as soon as reasonably practicable.

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal years ended December 31, 2020 and 2019. Compensation disclosure relating to our Chief Executive Officer, Hervé Sedky, is not included in the 2020 Summary Compensation Table and related discussion because Mr. Sedky commenced his employment with the company on during January 2021.

Name and Principal Position in 2020	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Brian Field(6),	2020	480,000	477,045	480,000	—	2,110	1,439,155
Former Interim Chief Executive Officer and President	2019	195,192	116,667	1,057,150	273,758	16,039	1,658,806

David Doft(7),	2020	465,231	413,439	1,721,261	—	200,000	2,799,930
Chief Financial Officer	2019	—	—	—	—	—	—

Eric Lisman	2020	423,500	266,875	211,747	—	7,950	910,072
Executive Vice President	2019	422,612	330,250	222,315	86,945	7,950	1,070,072

Philip Evans(8),	2020	119,077	68,374	—	—	769,488	956,940
Former Chief Financial Officer and Treasurer	2019	452,116	192,500	700,003	273,758	312,433	1,930,810

(1)

The amount included in the “Salary” column for 2020 for Mr. Field represents his annual base salary of $480,000 beginning on January 1, 2020 through December 31, 2020.  The amount included in the “Salary” column for 2020 for Mr. Doft represents the pro-rated portion of his annual base salary of $480,000 beginning on January 14, 2020.  The amount included in the “Salary” column for 2020 for Mr. Lisman represents his annual base salary of $423,500.  The amount included in the “Salary” column for 2020 for Mr. Evans represents the pro-rated annual base salary earned for the period beginning on January 1, 2020 and ending on March 31, 2020, at an annual rate of $430,000.

(2)

The amount in the “Bonus” column for 2020 for Mr. Field represents the 2020 annual incentive payment in an amount equal to 79.5% of his 2020 target bonus. The amount in the “Bonus” column for 2020 for Mr. Doft represents the 2020 annual incentive payment in an amount equal to 79.5% of his 2020 target bonus. The amount in the “Bonus” column for 2020 for Mr. Lisman represents 71% of his 2020 target bonus amount. The amount in the “Bonus” column for 2020 for Mr. Evans represents payment in a prorated amount based on the number of days worked in 2020 until the Separation Date.

(3)

The amounts in this column represent the grant date fair value of certain restricted stock unit (“RSU”) awards calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSU awards is the closing price of the Company’s publicly traded stock on the grant date of the RSU award. The amounts in this column also include the performance-based market condition share awards granted to Mr. Doft during 2020 in connection with the commencement of his employment. Details and assumptions used in calculating the grant date fair value of the performance-based market condition share awards may be found in Note 12, “Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021.

(4)	We did not grant any stock option awards for the fiscal year ended December 31, 2020.
(5)

The amounts included in the “All Other Compensation” column for 2020 represent: (i) matching contributions made to our 401(k) Savings Plan on behalf of Messrs. Lisman and Evans in the amount of $7,950 each, Mr. Field in the amount of $2,110; (ii) the first installment of a signing bonus in the amount of $200,000 for Mr. Doft; and (iii) severance payments for Mr. Evans in the amount of $761,538 related to his separation (as defined and described below).

(6)

Mr. Field commenced employment with the Company on June 1, 2019 and was appointed Interim Chief Executive Officer and President on January 1, 2020. Mr. Field served as the Interim Chief Executive Officer and President until January 4, 2021, upon the appointment of Hervé Sedky as Chief Executive Officer and President. Mr. Field currently holds the position of Chief Operating Officer, effective as of January 4, 2021.

(7)	Mr. Doft commenced employment with the Company as Chief Financial Officer on January 16, 2020.
(8)	Mr. Evans served as Chief Financial Officer and Treasurer from October 2013, and resigned in January 2020, effective as of March 31, 2020.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In 2020, we compensated our named executive officers through a combination of base salary, annual cash incentives and long-term incentives.

Base Salaries

Pursuant to the terms of his employment agreement with the Company dated May 22, 2019 (as amended on November 12, 2020, the “Field Employment Agreement”), Mr. Field’s annual base salary for 2019 was $350,000, and was subsequently increased on December 4, 2019 to $480,000 per year effective January 1, 2020. Pursuant to an amendment to the Field Employment Agreement dated November 12, 2020 and effective as of January 1, 2021, Mr. Field serves as Chief Operating Officer.

Pursuant to the terms of his employment agreement with the Company dated January 16, 2020 (the “Doft Employment Agreement”), Mr. Doft’s annual base salary for 2020 was $480,000. Mr. Doft is also entitled to receive a signing bonus of $400,000, payable in two equal installments in January 2021 and 2022, subject to his continued employment until December 31, 2020 and December 2021, respectively.

Pursuant to the terms of his letter agreement with the Company dated February 1, 2017 (the “Lisman Letter Agreement”), Mr. Lisman’s base salary for 2019 and 2020 was $423,500.

The base salary for Mr. Evans, our former CFO, was $430,000 per year, which amount was prorated for the period of time in which he remained as CFO in 2020.

Base salaries for our named executive officers are typically reviewed by the Compensation Committee on an annual basis.

Performance Based Annual Cash Incentives

In respect of performance during 2020, each of our named executive officers was eligible to receive an annual cash bonus under the Company’s 2020 Annual Incentive Plan (the “Annual Incentive Plan”), which is administered by the Committee. Under the Annual Incentive Plan for 2020, the amount of the bonuses payable depends on achievement of specified company financial metrics, including Adjusted EBITDA and revenue targets, and such other factors as the Committee determines to be appropriate in its discretion.  Additionally, the employment agreement or letter agreement, as applicable, for each named executive officer stipulates provisions regarding annual cash bonus payments.

Pursuant to the Field Employment Agreement, Mr. Field was eligible to earn a target bonus of $200,000 in 2019, based upon Company performance criteria set the Board for 2019, with a guaranteed minimum bonus of $116,666 in 2019. On December 4, 2019, Mr. Field’s target annual bonus opportunity was increased to $600,000 during the period in which he is served as Interim Chief Executive Officer and President, effective January 1, 2020.  For 2020, Mr. Field received an annual bonus in the amount of $477,045.  This amount was determined in the Committee’s discretion based upon Mr. Field’s efforts in helping to manage the Company against severe challenges posed by the COVID-19 pandemic, including significant cost reduction efforts; achieving substantial event cancellation insurance recoveries and Adjusted EBITDA results; and implementation of several operational, strategic and digital initiatives to position the Company for growth in future years, including the acquisition of PlumRiver and other assets.

Pursuant to the Doft Employment Agreement, Mr. Doft was eligible to earn a target annual bonus of $520,000 in 2020, based upon Company performance criteria set the Board for 2020.  For 2020, Mr. Doft received an annual bonus in the amount of $413,439. This amount was determined in the Committee’s discretion based upon Mr. Doft’s efforts in helping to manage the Company against severe challenges posed by the COVID-19 pandemic, including executing a successful financing and significant cost reduction efforts; achieving substantial event cancellation insurance recoveries and Adjusted EBITDA results; and implementation of several operational, strategic and digital initiatives to position the Company for growth in future years, including the acquisition of PlumRiver and other assets.

Pursuant to the terms of the Lisman Letter Agreement, Mr. Lisman was eligible to earn a target annual bonus of $350,000 consisting of (x) a target acquisition bonus of $275,000 (“Target Acquisition Bonus”, and actual bonus payout thereunder, the “Acquisition Bonus”) and (y) a target bonus of $75,000 based upon achievement of Company revenues and Adjusted EBITDA targets, weighted 25% and 75%, respectively. Mr. Lisman will be eligible for a minimum Acquisition Bonus of $175,000 and a maximum Acquisition Bonus of $475,000, with the final amount of the Acquisition Bonus to be determined in good faith by the Chief Executive Officer after consideration of factors such as the aggregate acquisition spend and the number of transactions closed in such calendar year. For 2020 performance, Mr. Lisman received a total 2020 cash bonus payout of $266,875.  The Committee and Chief Executive Officer determined in their discretion to pay this bonus amount based upon Mr. Lisman’s efforts in ongoing corporate development initiatives and completing certain acquisitions.

Long Term Incentives

We believe that the granting of long-term equity compensation is important to ensure that the interests of management align with those of our stockholders. We previously maintained the 2013 Stock Option Plan (the “2013 Plan”) for the purpose of granting options to acquire common stock to our employees, some of which remain outstanding as of March 23, 2021.

In connection with our initial public offering, the Board adopted, and our stockholders approved, the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan (the “2017 Plan”), under which equity awards may be made in respect of 5,000,000 shares of common stock of the Company. Under the 2017 Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock). Following our initial public offering, all long-term equity compensation awards have been made under the 2017 Plan. For additional information regarding the 2017 Plan, and its proposed amendment and restatement, see “Proposal 3 - Approval of the Amendment and Restatement of the 2017 Omnibus Equity Plan.”

On June 3, 2019, Mr. Field received a grant of RSUs (21,473) and stock options (43,933) with a three-year vesting schedule, which are scheduled to vest in three substantially equal annual installments beginning on June 3, 2020. This grant shall become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Field for Good Reason (as such terms are defined in the Field Employment Agreement).  On December 6, 2019, Mr. Field received a performance based share award in respect of 227,525 shares of common stock, assuming (i) full vesting of the award and (ii) the closing price per share on the trading day on which each vesting threshold is satisfied is equivalent to the price per share applicable to each such vesting threshold, which range from $18.00 - $24.00, as set forth in Mr. Field’s award agreement. This performance based share award replaced the performance based share award previously granted to Mr. Field on June 3, 2019.  In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control.  No additional equity awards were granted to Mr. Field in 2020.

In connection with the commencement of his employment, on January 16, 2020, Mr. Doft received an initial equity incentive award of 55,300 RSUs, which vest in four substantially equal annual installments beginning on January 1, 2021.  This grant will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Doft for Good Reason (as such terms are defined in the Doft Employment Agreement) that occurs at any time within the period that is six months prior to the execution of an agreement providing for a Change in Control through 18 months after the Change in Control. In addition, on January 16, 2020, Mr. Doft received a performance based share award in respect of 227,525 shares of common stock, assuming (i) full vesting of the award and (ii) the closing price per share on the trading day on which each vesting threshold is satisfied is equivalent to the price per share applicable to each such vesting threshold, which range from $18.00 - $24.00, as set forth in Mr. Doft’s award agreement. In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control. In the event of a termination of employment for any reason, the unvested portion of the performance award will terminate, except in the event of a termination other than for Cause or upon a termination for Good Reason (as defined in the award agreement) within the period that is six months prior to the execution of an agreement providing for a Change in Control through the date of a Change in Control, any unvested shares subject to the performance award remain eligible to vest in accordance with the terms of the award agreement.

On March 14, 2019, Mr. Lisman received a grant of RSUs (17,828) and stock options (36,013), which are scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. This grant shall become fully vested upon (i) a Change in Control (as defined in the 2017 Plan) and (ii) the termination of Mr. Lisman without Cause within three months before or 18 months after the Change in Control. On February 14, 2020, Mr. Lisman received a grant of RSUs (22,057), which are scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. This grant shall become fully vested upon

(i) a Change in Control (as defined in the 2017 Plan) and (ii) the termination of Mr. Lisman without Cause within three months before or 18 months after the Change in Control.

On January 4, 2021, restricted stock units were granted to Mr. Field and Mr. Doft and, subject to shareholder approval of the Amended and Restated 2017 Omnibus Equity Plan, grants of options were awarded to Mr. Field, Mr. Doft and Mr. Lisman. These options generally vest over five years, provide for additional holding requirements on the underlying shares issued upon exercise of the options or settlement of the restricted stock units. In addition, a portion of the stock options include premium share price hurdles that must be reached before the stock options are exercisable, and the underlying shares are subject to transfer restrictions following exercise of the options. For further information, see “Proposal 3 - Approval of the Amendment and Restatement of the 2017 Omnibus Equity Plan.”

Agreements with Named Executive Officers

Brian Field

Pursuant to the Field Employment Agreement, Mr. Field is entitled to (a) an annual base salary of $480,000 (b) an annual bonus, with a target annual bonus equal to $600,000, subject to satisfaction of performance goals set annually by the Board; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Field Employment Agreement.  In addition, the Field Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.”  Mr. Field is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, non-solicitation, non-competition and non-disparagement covenants.

David Doft

Pursuant to the Doft Employment Agreement, Mr. Doft is entitled to (a) an annual base salary of $480,000 (b) an annual bonus, with a target annual bonus equal to $520,000, subject to satisfaction of performance goals set annually by the Board; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Doft Employment Agreement. In addition, Mr. Doft will receive a cash signing in the amount of $400,000, payable as follows: (i) $200,000, paid to Mr. Doft in January 2021, and (ii) $200,000, to be paid to Mr. Doft on the first payroll date for calendar year 2022, subject to his continued employment on December 31, 2021.

The Doft Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.”  Mr. Doft is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, non-solicitation, non-competition and non-disparagement covenants.

Eric Lisman

On February 1, 2017, the Company entered into a letter agreement with Mr. Lisman which provides for an initial annual base salary of $350,000 which is subject to automatic increase (x) effective as of January 1, 2018, to $385,000 and (y) effective as of January 1, 2019, to $423,500 and (z) following the January 1, 2019 increase, in a manner consistent with those applied to other members of the senior management team. The letter agreement also provides that Mr. Lisman is eligible for an annual bonus as described above under the heading “Bonuses.” The letter agreement also provides that Mr. Lisman would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Lisman is also entitled to a stipend of $1,500 per month to cover reasonable costs associated with the maintenance of his home-based office which will serve as his principal place of employment (including, without limitation, rent, utilities, mobile telephone, data plan and office supplies). Mr. Lisman will not at any time be required by the Company to relocate his principal place of employment without his consent. In addition, the letter agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.” The letter agreement provides that the executive would be subject to a noncompetition covenant during the term of employment and the one-year period following termination of employment. Pursuant to the terms of his equity award agreements, Mr. Lisman is subject to a perpetual confidentiality covenant, and noncompetition and non-solicitation covenants during the term of employment and the one-year period following termination of employment.

Philip Evans

On July 14, 2014, the Company entered into an agreement with Mr. Evans to serve as Chief Financial Officer of the Company which was amended and restated on March 30, 2017 (the “Former CFO Agreement”), which provided for terms and conditions of Mr Evans’s employment. The Former CFO Agreement was modified by a Separation Agreement, dated January 16, 2020 (the “Evans Separation Agreement”), pursuant to which Mr. Evans is entitled to receive (i) an amount equal to $1,000,000, payable in equal installments over a 12-month period following the Evans Separation Date (the “Severance Period”); (ii) continuation of certain medical insurance benefits for Mr. Evans and his dependents through the end of the Severance Period or, if earlier, the date on which he becomes eligible for benefits from a subsequent employer; and (iii) payment of a pro-rated portion of his annual bonus for the 2020 fiscal year. Mr. Evans received $68,374 in respect of his 2020 annual bonus pursuant to the Evans Separation Agreement. In addition, all stock options previously granted to Mr. Evans shall continue to vest in accordance with their terms for a one-year period following the Separation Date, and shall continue to be exercisable by Mr. Evans for an eighteen-month period following the Separation Date, and all RSUs previously granted to Mr. Evans and scheduled to vest within the one-year period following the Separation Date shall continue to vest and settle in accordance with their terms; provided, however, that any RSUs scheduled to vest after February 28, 2021 shall instead vest on February 28, 2021 and settle no later than March 15, 2021. Pursuant to the Evans Separation Agreement, Mr. Evans remains subject to a perpetual confidentiality covenant and that both the Company and the executive remain subject to a perpetual non-disparagement covenant.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2020.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable (1)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($) (2)
Brian Field	14,644	**	29,289	(3)**	11.41	6/3/2029
							14,315	(8)**	77,587
							50,000	(9)**	271,000
							32,323	(10)**	175,191
David Doft							55,300	(11)**	299,726
							45,718	(10)**	247,792
Eric Lisman	9,003	**	27,010	(4)**	12.47	3/14/2029
	36,321	**	36,321	(5)**	16.50	9/18/2028
	26,736	**	26,736	(6)**	22.08	1/22/2028
	28,650	**	9,550	(7)**	22.66	9/21/2027
							43,998	(12)**	238,469

(1)

The options shown in this column will become fully vested in the event of a Change in Control ((x) for options granted under the 2013 Plan, as defined in the 2013 Plan and (y) for options granted under the 2017 Plan, as defined in the 2017 Plan), except as they relate to Mr. Evans.

(2)	The amount shown in this column is based on the fair market value of a share of the Company’s common stock at the close of market on the New York Stock Exchange on December 31, 2020 ($5.42).
(3)

The options shown in this row were granted with a three-year vesting schedule, with the first 33.3% installment vesting on June 3, 2020, and will continue to vest in two 33.3% installments on June 3, 2021 and June 3, 2022.

(4)

The options shown in this row were granted with a four-year vesting schedule, with the first and second 25% installments each having vested on March 14, 2020 and March 14, 2021, and will continue to vest in two remaining 25% installments on March 14, 2022 and March 14, 2023.

(5)

The options shown in this row were granted with a four-year vesting schedule, with the first and second 25% instalments each having vested on September 18, 2019 and September 18, 2020, and will continue to vest in two remaining 25% installments on September 18, 2021 and September 18, 2022.

(6)

The options shown in this row were granted with a four-year vesting schedule, with the first, second and third installments of 25% each having vested on January 22, 2019, January 22, 2020 and January 22, 2021, and will continue to vest in one remaining installment on January 22, 2022.

(7)	The options shown in this row were granted with a four-year vesting schedule, which vested in installments of 25% each having vested on March 6, 2018, March 6, 2019, March 6, 2020 and March 6, 2021.
(8)

The RSUs shown in this row represent 21,473 shares granted with a three-year vesting schedule that vest in three 33.3% installments, with the first 33.3% installment vesting on June 3, 2020, and will continue to vest in two 33.3% installments on June 3, 2021 and June 3, 2022. This award will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Field for Good Reason (as such terms are defined in the RSU award agreement.

(9)

The RSUs shown in this row represent 50,000 shares granted with a four-year vesting schedule that vest in four 25% installments, with the first 25% installment vesting on February 14, 2021, and will continue to vest in three 25% installments on February 14, 2022, February 14, 2023 and February 14, 2024. This award will become fully vested upon a termination (i) by the Company other than for Cause or (ii) by Mr. Field for Good Reason (as such terms are defined in the RSU award agreement.

(10)

The awards shown in this row represent the performance-based market condition share awards granted to Mr. Field during 2019 and Mr. Doft during 2020. Details and assumptions used in calculating the fair value of the performance-based market condition share awards as of December 31, 2020, may be found in Note 12, “Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021. In the event of a Change in Control (as defined in the 2017 Plan), if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such Change in Control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such Change in Control.

(11)

The RSUs shown in this row were comprised of 55,300 shares granted with a four-year vesting schedule that vest in four 25% installments, with the first installments of 25% having vested on January 4, 2021, will continue to vest in three remaining 25% installments on January 4, 2022, January 4, 2023 and January 4, 2024.

(12)

The RSUs shown in this row were comprised of (i) 3,820 shares granted with a four-year vesting schedule with four installments of 25% which vested on March 6, 2018, March 6, 2019, March 6, 2020 and March 6, 2021, (ii) 5,231 shares with a four-year vesting schedule, with the first, second and third installments of 25% having vested on January 22, 2019, January 22, 2020 and January 22, 2021, and will vest in one remaining 25% installment on January 22, 2022, (iii) 10,000 shares with a four-year vesting schedule, with the first and second installment of 25% having vested on July 19, 2019 and July 19, 2020, and will continue to vest in two installments on July 19, 2021 and July 19, 2022, (iv) 17,828 shares with a four-year vesting schedule, with the first and second installments of 25% having vested on March 14, 2020 and March 14, 2021, and will continue to vest in two installments on March 14, 2022 and March 14, 2023 and (v) 22,057 shares with a four-year vesting schedule, with the first installment of 25% having vested on February 14, 2021, and will continue to vest in three installments on February 14, 2022, February 14, 2023 and February 14, 2024.  This award will become fully vested in the event of a Change in Control (as defined in the 2017 Plan).

*	Granted under the 2013 Plan.
**	Granted under the 2017 Plan.

Additional Narrative Disclosure

Retirement Benefits

We maintain a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions equal to 50% of salary deferrals up to 6% of a participant’s compensation. The Company’s matching contribution benefit was suspended in March 2020.  Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory income tax limitation, which, subject to certain exceptions, was $19,500 for calendar year 2020. Participants are fully vested in their own contributions and vest in the company matching contributions after three years of service.

Our compensation program does not include any other material benefits or perquisites for our named executive officers.

Payments upon Certain Events of Termination or Change in Control

Unvested RSUs, stock options and performance based share awards granted to our named executive officers shall become fully vested upon applicable triggering events, including for certain events of termination or Change in Control, as described above under “Long Term Incentives”.

The Field Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Field shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Field without good reason, other than due to death or disability (each as defined in the Field Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Field shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Mr. Field for the previous calendar year, paid in equal installments over 12 months; and (y) subject to the timely election of continuation coverage under COBRA and Mr. Field’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Field during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Field is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

The Doft Employment Agreement provides that in the event of a termination of employment for any reason, Mr. Doft shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, unreimbursed legal fees and (except in the case of a termination by Emerald for cause, by Mr. Doft without good reason, other than due to death or disability (each as defined in the Doft Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Doft shall be entitled to receive: (x) an amount equal to one times the sum of annual base salary and the annual bonus actually paid to Mr. Doft for the previous calendar year, paid in equal installments over 12 months; and (y) subject to the timely election of continuation coverage under COBRA and Mr. Doft’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Doft during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Doft is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

Mr. Lisman’s letter agreement provides that upon a termination other than for cause, subject to his execution and delivery of a release of claims against the Company, he will be entitled to (i) base salary continuation for the 12-month period following termination (ii) a lump sum payment equal to the annual target bonus equal to $350,000, (iii) continuation of employee health benefits for the 12-month period following termination, (iv) payment of any annual bonus amounts earned in earlier years and scheduled for future payment and (v) a pro-rated annual bonus target amount (pro-rated to reflect the percentage of the calendar year that has lapsed as of the date of termination).

For a description of payments made to Mr. Evans in connection with the Evans Separation Agreement, see the Philip Evans section under the heading Agreements with Named Executive Officers above.

2020 Director Compensation

For 2020, the Company’s outside directors, Messrs. Alicea, Hyatt and Naylor and Mses. Klinger and Skala, each received an annual retainer of $100,000 for their service on the Board, with $50,000 paid in cash and $50,000 in RSUs. Ms. Clarizio and Mr. Levin each received a pro-rated annual retainer for their partial year service.

In addition, addition, Mr. Alicea received a retainer of $15,000 for his service as Chair of the Compensation Committee; $10,000 for his service on the Audit Committee; plus $10,000 for service on the Special Committee. Mr. Hyatt received a retainer of $10,000 for his service as member of the Audit Committee, plus $10,000 for service on the Special Committee. Ms. Klinger received a retainer of $25,000 for her service as Chair of the Audit Committee, plus $10,000 for service on the Special Committee. Mr. Naylor received a retainer of $7,500 for his service as a member of the Compensation Committee. Ms. Skala received a retainer of $7,500 for her service as a member of the Compensation Committee.

Effective January 1, 2021, the annual retainer compensation payable to each of the Company’s outside directors was increased to $140,000 for their service on the Board, with $65,000 paid in cash and $75,000 in RSUs.

Shown below is information regarding the compensation for each member of the Board for the year ended December 31, 2020, other than the compensation for Mr. Sedky, whose employment with the Company commenced on January 4, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
Kosty Gilis	—	—		—
Anthony Munk	—	—		—
Michael Alicea(1)	$85,000	$50,000	(3)	$135,000
Lynda Clarizio	25,000	50,931	(3)	75,931
Todd Hyatt	70,000	50,000	(3)	120,000
Lisa Klinger	85,000	50,000	(3)	135,000
David Levin	25,000	505,067	(4)	530,067
Jeffrey Naylor(2)	57,500	50,000	(3)	107,500
Hervé Sedky	—	—		—
Emmanuelle Skala	57,500	50,000	(3)	107,500

(1)	As of December 31, 2020, Mr. Alicea held 7,750 fully vested options.
(2)	As of December 31, 2020, Mr. Naylor held 43,750 fully vested options.

(3)

This amount reflects the aggregate grant date fair value of the 5,208 restricted shares received by each of Messrs. Alicea, Hyatt and Naylor and Mses. Klinger and Skala during 2020. Ms. Clarizio’s amount reflects the aggregate grant date fair value of the 18,656 restricted shares received during 2020.

(4)

This amount reflects the aggregate grant date fair value of the 18,656 and 89,928 restricted shares received by Mr. Levin during 2020. The 18,656 restricted shares represent the 2020 board retainer for Mr. Levin. The 89,928 restricted shares of the Company’s common stock were granted to Mr. Levin in consideration of consulting services provided to the Company during the period commencing August 1, 2020. Mr. Levin also received a cash payment of $250,000 in January 2021 in respect of his consulting services.

IRS Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), and its attendant Treasury Regulations, applies to certain corporations, including those with publicly traded securities, and generally disallows corporations from taking tax deductions in a given taxable year for individual compensation in excess of $1 million paid to the Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated officers (inclusive of those officers previously covered under Section 162(m) for taxable years beginning after December 31, 2016) (collectively, “Covered Employees”). As amended by the Tax Cuts and Jobs Act of 2017, Section 162(m) no longer provides an exception to the deductibility limitations for “performance-based” compensation, except for certain arrangements “grandfathered” under the transition rules. In addition, prior to its amendment, Section 162(m), and its attendant Treasury Regulations, included transition provisions for corporations that became publicly-held through an initial public offering (the “IPO Transition Rules”). Generally, under these IPO Transition Rules, compensation granted and paid pursuant to plans and/or arrangements entered into prior to a corporation’s initial public offering was excepted from limitation under Section 162(m) for a period of time not to extend beyond the date of the corporation’s first annual shareholder’s meeting occurring after the close of the third calendar year following the year in which the initial public offering occurred (the “Reliance Period”). While the availability of the IPO Transition Rules has since been eliminated through recently proposed Treasury Regulations, it remains available to the Company as the Company’s initial public offering occurred prior to the date on which the proposed Treasury Regulations were first published. Upon expiration of the Reliance Period under the IPO Transition Rules available to the Company, the Company may become subject to an increased limitation under Section 162(m) on the tax deductibility of compensation paid to its Covered Employees.

STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2021:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and named executive officers; and
•	all of our directors and current executive officers as a group.

Information with respect to beneficial ownership has been furnished to us by each director, named executive officer, current executive officer or stockholder listed in the table below, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 23, 2021, including any shares of our common stock subject to an option, or a restricted stock unit, that has vested or will vest within 60 days after March 23, 2021. More than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to the shares reflected in the table below, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Emerald Holding, Inc., 100 Broadway, 14th Floor, New York, NY 10005.

	Common Stock		Series A Preferred Stock
Name of Beneficial Owner	Number of Shares (1)	Percentage of Shares (1)	Number of Shares (2)	Percentage of Shares (2)
5% Stockholders
Onex(3)	163,630,223	86.5%	69,718,919	97.6%
FMR LLC(4)	7,293,716	10.2%	—	—
Named Executive Officers and Directors
David Doft	8,395	—	—	—
Brian Field(5)	42,162	*	—	—
Eric Lisman(6)	137,453	*	—	—
Philip Evans(7)	913,893	1.2%	—	—
Konstantin (Kosty) Gilis(8)	—	—	—	—
Anthony Munk(8)	—	—	—	—
Michael Alicea(9)	33,807	*	—	—
Lynda Clarizio	—	—	—	—
Todd Hyatt	18,307	*	—	—
Lisa Klinger	11,117	*	—	—
David Levin	93,428	*	—	—
Jeffrey Naylor(10)	106,682	*	—	—
Hervé Sedky	40,420	—	—	—
Emmanuelle Skala	11,557	*	—	—
All executive officers and directors as a group (15 persons)(11)	732,263	*	—	—

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, restricted stock units and other securities convertible into common stock, including shares of Series A Preferred Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of March 23, 2021. Shares issuable pursuant to the exercise of stock options exercisable or restricted stock units vesting within 60 days of June March 23, 2021, or securities convertible into common stock within

60 days of March 23, 2021, are deemed outstanding and held by the holder of such shares of common stock, options, restricted stock units, or other convertible securities, including shares of Series A Preferred Stock, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of beneficial ownership of common stock beneficially owned is based on 72,273,574 shares of common stock and 71,444,607 shares of Series A Preferred Stock outstanding as of March 23, 2021. The shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock stated in these columns assume conversion of shares of Series A Preferred Stock as of March 23, 2021.

(2)

Each outstanding share of Series A Preferred Stock is, as of March 23, 2021, convertible into 1.66 shares of common stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A Preferred Stock at this ratio. The percentage of beneficial ownership of Series A Preferred Stock beneficially owned is based on 71,444,607 shares of Series A Preferred Stock outstanding as of March 23, 2021.

(3)

Includes: (i) 33,135,329 shares of common stock held of record by Onex Partners III LP, (ii) 1,377,397 shares of common stock held of record by Onex Partners III GP LP (iii) 423,159 shares of common stock held of record by Onex US Principals LP, (iv) 420,116 shares of common stock held of record by Onex Partners III PV LP, (v) 11,125,186 shares of common stock held of record by Onex Expo SARL, (vi) 106,562 shares of common stock held of record by Onex Partners III Select LP, (vii) 470,583 shares of common stock held of record by Onex Advisor Subco III LLC; and (viii) 69,718,919 shares of Series A Preferred Stock (representing 115,769,877 shares of common stock) held of record by OPV Gem Aggregator LP.

Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own (x) the common stock held of record by (a) Onex Partners III LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III LP, (b) Onex Partners III GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners GP Inc., the general partner of Onex Partners III GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (d) Onex Partners III PV LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III PV LP, (e) Onex Expo SARL, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of (i) Onex American Holdings Subco LLC, which in turn holds all of the equity of OAH Wind LLC, which owns approximately 95% of the outstanding equity of Onex Expo SARL, and (ii) all of the outstanding equity of each of Expo EI LLC and Expo EI II LLC which, through their collective ownership of Expo EI III LLC, own the remaining outstanding equity of Onex Expo SARL, (f) Onex Partners III Select LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III Select LP; and (g) Onex Advisor Subco III LLC, through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., which owns all of the equity interest of Onex Advisor Subco LLC which in turn owns all of the equity of Onex Advisor Subco III LLC; and (y) the Series A Preferred Stock (representing 115,769,877 shares of common stock) held of record by OPV Gem Aggregator LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners V GP Limited, which is the general partner of Gem Aggregator.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1.

(4)

The information regarding FMR LLC (“FMR”) is based solely on information included in the Schedule 13G/A filed by FMR with the SEC on February 8, 2021. The Schedule 13G/A states that Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR and various members of the Johnson family, through their ownership of 49% of the FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The Schedule 13G/A also states that neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’

Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR reported its address as 245 Summer Street, Boston, Massachusetts 02210.

(5)	Includes 14,644 shares of common stock issuable upon the exercise of currently vested options.
(6)	Includes 132,632 shares of common stock issuable upon the exercise of currently vested options.
(7)	Includes 863,893 shares of common stock issuable upon the exercise of currently vested options.
(8)

Does not include shares of common stock held by funds managed by an affiliate of Onex Corporation. Mr. Gilis and Mr. Munk are directors of Emerald. Mr. is a managing director and Mr. Munk is Vice Chairman of Onex Corporation. Mr. Gilis and Mr. Munk do not have voting or investment power with respect to the shares held by such funds.

(9)	Includes 7,750 shares of common stock issuable upon the exercise of currently vested options.
(10)	Includes 43,750 shares of common stock issuable upon the exercise of currently vested options.
(11)	Includes 354,786 shares of common stock issuable upon the exercise of currently vested options and 18,750 RSUs vesting within 60 days of the Record Date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the year ended December 31, 2020 and from January 1, 2021 to the date of this proxy statement. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge during the period covered by our review, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plan information as of December 31, 2020.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Expo Event Holdco, Inc. 2013 Stock Option Plan	2,152,487		$11.04		—
2017 Omnibus Equity Plan	3,202,123	(1)	$16.80	(2)	1,335,865
Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan	—		$—		463,956
Equity compensation plans not approved by security holders	—		$—		13,000,000
Total	5,354,610		$13.68	(2)	14,799,821

(1)	Includes 1,375,882 outstanding stock options and 1,826,241 unvested RSUs granted under the 2017 Plan. Does not include 115,182 RSUs that vested in 2020.
(2)	Weighted average exercise price is based on the outstanding stock options. Calculation excludes RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during the year ended December 31, 2020 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Stockholders’ Agreement

Various Onex entities and certain members of our management and our Board who had invested in our common stock entered into a stockholders’ agreement, dated July 19, 2013, with respect to such investment (the “Stockholders’ Agreement”). Prior to the IPO, the Stockholders’ Agreement contained, among other things, certain restrictions on the parties’ ability to freely transfer shares of our common stock. In addition, Onex had the right to designate two members of our Board, and to approve other members of our Board. The Stockholders’ Agreement also provided that Onex-appointed directors may have a greater number of votes than other members of our Board; however, the Stockholders’ Agreement provided that Onex had the right to waive any or all of such rights. The Stockholders’ Agreement also provided for certain tag-along rights, drag-along rights and preemptive rights. In connection with the IPO, Onex and the Company amended the Stockholders’ Agreement to eliminate Onex’s board designation, super-voting, tag-along, drag-along and preemptive rights.

Registration Rights Agreements

We, Onex and certain of our executive officers also entered into a registration rights agreement dated July 19, 2013, as amended, in connection with the Onex Acquisition. Pursuant to the registration rights agreement, Onex and certain other holders of our common stock have the right to require us to register their shares under the Securities Act under specified circumstances. We also entered into a registration rights agreement dated June 29, 2020 on similar terms with respect to any shares of common stock that Onex may acquire on conversion of our Series A Preferred Stock. As of March 23, 2021, the number of shares of common stock covered by the registration rights agreements, assuming conversion of the Series A Preferred Stock, would be approximately 163.6 million shares. After registration pursuant to these rights, in most cases these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

Subject to certain restrictions, we have agreed that, upon request, we will register all or a portion of Onex’ common stock for sale under the Securities Act. We will effect the registration as requested in writing by Onex, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain transactions involving the Company and should be delayed. Onex has the right to demand that we file a registration statement pursuant to these demand provisions on up to five occasions on Form S-1; however, Onex is entitled to make an unlimited number of demands for registration on Form S-3 if we are then eligible to use such form.

Piggyback Registration Rights

In addition, if at any time we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), Onex and certain other holders of shares of our common stock having registration rights are entitled to prior notice of the registration and to include all or a portion of their common stock in the registration.

Other Provisions

We will pay all registration and offering expenses, and certain fees and expenses of counsel for the selling stockholders, related to any demand or piggyback registration. The registration rights agreements contain customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Series A Convertible Participating Preferred Stock

On June 10, 2020, we entered into an investment agreement (the “Investment Agreement”) with Onex Partners V LP (“Onex Partners V”), pursuant to which we agreed to (i) issue to an affiliate of Onex Partners V, in a private placement transaction (the “Initial Private Placement”), 47,058,332 shares of Series A Preferred Stock for a purchase price of $5.60 per share and (ii) effect a rights offering to holders of our outstanding common stock of one non-transferable subscription right for each share of the our common stock held, with each right entitling the holder to purchase one share of Series A Preferred Stock at the Series A Price per share. Onex Partners V agreed to purchase (the “Onex Backstop”) any and all shares of Series A Preferred Stock not subscribed for in the Rights Offering by stockholders other than affiliates of Onex at the Series A Price per share.  On June 29, 2020 (the “First Closing Date”), we received proceeds of $252.0 million, net of fees and expenses of $11.6 million, from the sale of Series A Preferred Stock to Onex Partners V in the Initial Private Placement.  The Rights Offering subscription period ended on July 22, 2020. On July 24, 2020, we issued a further 1,727,427 shares of Series A Preferred Stock pursuant to the Rights Offering and received proceeds of approximately $9.7 million. Pursuant to the Onex Backstop, on August 13, 2020, an additional 22,660,587 shares of Series A Preferred Stock were sold to Onex Partners V in exchange for approximately $121.3 million, net of fees and estimated expenses of $5.6 million.

Shares of the Series A Preferred Stock may be converted at the option of the holder into a number of shares of common stock equal to the (a) the amount of the accreted liquidation preference, divided by (b) the applicable conversion price. Each share of Series A Preferred Stock has an initial liquidation preference of $5.60 and was initially convertible into approximately 1.59 shares of common stock, which is equivalent to the initial liquidation preference per share of $5.60 divided by the initial conversion price of $3.52 per share. The conversion price is subject to customary anti-dilution adjustments upon the occurrence of certain events, including downward adjustment in the event we issue securities, subject to exceptions, at a price that is lower than the fair market value of such securities. Each share of Series A Preferred Stock accumulates an accreting return at a rate per annum equal to 7% on the accreted liquidation preference, compounding quarterly, and paid in-kind by adding to the accreted liquidation preference until July 1, 2023 and thereafter, at our option, paid either in cash or in-kind by adding to the accreted liquidation preference.

Upon liquidation or dissolution of the Company, the holders of Series A Preferred Stock are entitled to receive the greater of (a) the accreted liquidation preference, and (b) the amount the holders of Series A Preferred Stock would have received if they had converted their Series A Preferred Stock into common stock immediately prior to such liquidation or dissolution. Holders of Series A Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Company’s common stock on an as-converted basis, and no dividends may be paid to holders of common stock unless the aggregate accreted liquidation preference on the Series A Preferred Stock has been paid or holders of a majority of the outstanding Preferred Stock have consented to such dividends.  If, at any time following the third anniversary of the First Closing Date the closing price per share of our common stock exceeds 175% of the then-applicable conversion price for at least 20 consecutive trading days, we may, at our option, and subject to certain liquidity conditions, cause any or all of the then outstanding shares of Series A Preferred Stock to be converted automatically into common stock at the then applicable conversion price.

We have the right to redeem all, but not less than all, of the Series A Preferred Stock on or after the six-year anniversary of the closing of the First Closing Date for a cash purchase price equal to (a) on or after the six-year anniversary thereof, 105% of the accreted liquidation preference, (b) on or after the seven-year anniversary thereof, 103% of the accreted liquidation preference or (c) on or after the eight-year anniversary thereof, the accreted liquidation preference.  In addition, if there is a change of control transaction involving us prior to the six-year anniversary of the First Closing Date, we have the right to redeem all, but not less than all, of the Series A Preferred Stock for a cash purchase price equal to the accreted liquidation preference plus the net present value of the additional amount by which the accreted liquidation preference would have otherwise increased from the date of such redemption through the sixth anniversary of the closing. If, after we cease to have a controlling stockholder group, there is a change of control transaction involving us, holders of Series A Preferred Stock may elect to (x) convert their Series A Preferred Stock into shares of common stock at the then current conversion price or (y) require us to redeem the Series A Preferred Stock for cash, at a price per share equal to the then-unpaid accreted liquidation preference.

Certain matters require the approval of holders of a majority of the Series A Preferred Stock, including (i) amendments to our organizational documents in a manner adverse to the Series A Preferred Stock, (ii) the creation or issuance of senior or parity equity securities or (iii) the issuance of any convertible indebtedness, other class of preferred stock or other equity securities in each case with rights to payments or distributions in which the Series A Preferred Stock would not participate on a pro-rata, as-converted basis.

In addition, for so long as the Series A Preferred Stock represents more than 30% of the outstanding common stock on an as-converted basis, without the approval of a majority of the directors elected by the holders of the Series A Preferred Stock, we may not (i) incur new indebtedness to the extent certain financial metrics are not satisfied, (ii) redeem or repurchase any equity securities junior to the Preferred Stock, (iii) enter into any agreement for the acquisition or disposition of assets or businesses involving a purchase price in excess of $100 million, (iv) hire or terminate our Chief Executive Officer or (v) make a voluntary filing for bankruptcy or commence a dissolution of the Company.

For so long as the Series A Preferred Stock represents a minimum percentage of the outstanding shares of common stock on an as-converted basis as set forth in the Certificate of Designations relating to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall have the right to appoint up to five members of our Board of Directors.

All decisions of our Board of Directors with respect to the exercise or waiver of our relating to the Series A Preferred Stock shall be determined by a majority of our directors who are not employees of the Company or affiliated with Onex (“Unaffiliated Directors”), or a committee of Unaffiliated Directors.

Shareholder Letter Agreements. As part of the transactions contemplated by the Investment Agreement, certain Onex affiliates entered into letter agreements with the Company (the “Stockholder Letter Agreements”) pursuant to which Onex agreed that, until the date on which (x) Onex beneficially owns less than 20% of the Company’s total outstanding common stock on an as-converted basis and (y) there are no representatives of Onex serving as directors on the Company’s board, Onex will not, without the consent of a majority of Unaffiliated Directors or a committee of Unaffiliated Directors, (i) acquire any common stock or other equity securities of the Company (subject to certain customary exceptions), (ii) propose, commence or participate in any merger, acquisition, tender offer, exchange offer, asset sale transaction or other business combination involving the Company or (iii) propose or support a deregistration under the Securities Exchange Act of 1934 or the delisting of the Company’s common stock from the New York Stock Exchange.

Other Relationships and Transactions

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and all of our officers named under the “Management” section of this proxy statement. These indemnification agreements provide those directors and officers with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions contained under Delaware law. Our obligations pursuant to such agreements are not subject to any cap. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms.

ASM Global.

In January 2018, Onex acquired a majority interest in SMG Holdings Inc. (“SMG”), a global manager of convention centers, stadiums, arenas, theaters, performing arts centers and other venues. SMG subsequently merged with AEG Facilities, LLC to form ASM Global (“ASM”). Our Chairman of the Board, Kosty Gilis, serves on the board of directors of ASM. Certain of our trade shows, including Outdoor Retailer, are staged at venues managed by ASM. During the year ended December 31, 2020, three shows were staged at ASM-managed venues, for which we paid aggregate fees, determined on an arm’s length basis, equal to $0.6 million.

Consulting Agreement

         Pursuant to a Consulting Agreement with the Company dated as of August 1, 2020, David Levin provided advisory consulting services to the Company in addition to his role as a director of the Company.  In consideration of these additional advisory services, the Company granted Mr. Levin 89,928 restricted shares of the Company’s common stock and agreed to pay a $250,000 retainer fee within six (6) months of the effective date of the Consulting Agreement.

Policies and Procedures for Related Persons Transactions

In connection with the IPO, the Board adopted a written policy providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which we participate and in which a related party has or will have a direct or indirect material interest. Under this policy, the Audit Committee will consider and review the relevant information and approve only those related party transactions that the Audit Committee believes are, on their terms, taken as a whole, not less favorable to us than could be obtained in an arm’s length transaction with a third-party and that the Audit Committee determines are not inconsistent with our best interests. In particular, our policy with respect to related party transactions requires our Audit Committee to consider the benefits to us, the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

OTHER MATTERS

Incorporation by Reference

The Report of the Audit Committee of the Board shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are intended to be inactive textual references only.

Access to Reports and Other Information

We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.emeraldx.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005.

List of Company Stockholders

A list of our stockholders as of March 23, 2021, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination during the live webcast of the Annual Meeting.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered during the live webcast of the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * * * *

By Order of the Board of Directors,

Mitchell Gendel
General Counsel and Corporate Secretary

New York, New York
March 30, 2021

EMERALD VOTE C123456789 ENDORSEMENT_LINE SACKPACK 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card Votes submitted electronically must be received by May 12, 2021 at 2:00 P.M., Eastern Time. Online Go to www.envisionreports.com/EEX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EEX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas 2021 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR the election of the Class I nominees to the Board of Directors and FOR Proposals 2 and 3 1. Election of Directors: For Withhold For Withhold 01 - Anthony Munk 02 - Hervé Sedky 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021 For Against Abstain 3. To approve the amendment and restatement of the 2017 Omnibus Equity Plan. For Against Abstain Note: Such other business as may properly come before the meeting or any adjournment thereof Authorized Signatures — This section must be completed for your vote to count. Please date and sign below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890  JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 2 2 B V 4 9 1 8 0 1 03EEVE

The 2021 Annual Meeting of Stockholders of Emerald Holding, Inc. will be held on Wednesday, May 12, 2021, 1:00 P.M., Eastern Time, virtually via the internet at www.meetingcenter.io/298213125 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — EEX2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/EEX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EEX F VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. EMERALD HOLDING, INC. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2021 The undersigned hereby appoints Mitchell Gendel and David Doft (together the “Proxies”), or any one of them, with full power of substitution in each, proxies to vote, as provided on the other side, all the Common Stock of Emerald Holding, Inc. which the undersigned may be entitled to vote at the annual meeting of stockholders to be held on May 12, 2021 or any adjournment thereof, as follows, with all powers which the undersigned would possess if present at the meeting. Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Class I nominees to the Board of Directors and FOR Proposal 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below Comments — Please print your comments below.

EMERLAD VOTE 000004 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card Votes submitted electronically must be received by May 12, 2021 at 2:00 P.M., Eastern Time. Online Go to www.envisionreports.com/EEX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EEX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommend a vote FOR the election of the nominees to the Board of Directors and FOR Proposals 2 and 3. 1. Election of Directors: Class I Nominees 01 - Anthony Munk 02 - Hervé Sedky For Withhold For Withhold Preferred Stock Nominees 03 - Lynda Clarizio 04 - David Levin 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021. For Against Abstain 3. To approve the amendment and restatement of the 2017 Omnibus Equity Plan. For Against Abstain Note: Such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 1 U P X 4 9 1 8 0 1 JNT MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2021 Annual Meeting of Stockholders of Emerald Holding, Inc. will be held on Wednesday, May 12, 2021, 1:00 P.M., Eastern Time, virtually via the internet at www.meetingcenter.io/298213125 To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — EEX2021. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/EEX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EEX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. EMERALD HOLDING, INC. Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2021 The undersigned hereby appoints Mitchell Gendel and David Doft (together the “Proxies”), or any one of them, with full power of substitution in each, proxies to vote, as provided on the other side, all the Series A Preferred of Emerald Holding, Inc. which the undersigned may be entitled to vote at the annual meeting of stockholders to be held on May 12, 2021 or any adjournment thereof, as follows, with all powers which the undersigned would possess if present at the meeting. Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees to the Board of Directors and FOR Proposal 2 and 3 In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

APPENDIX A

EMERALD HOLDING, INC.

2017 OMNIBUS EQUITY PLAN

(Adopted as of April 10, 2017; Amended and Restated as of March 23, 2021)

1.	Purpose.

The purpose of the Plan is to assist the Company with attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company and its Subsidiaries and to align those interests with those of the stockholders of the Company and its Subsidiaries.

2.	Definitions.

For purposes of the Plan:

2.1.“Adjustment Event” shall have the meaning ascribed to such term in Section 12.1.

2.2. “Award” means, individually or collectively, a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

2.3.“Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4.“Base Price” shall have the meaning ascribed to such term in Section 6.4.

2.5.“Board” means the Board of Directors of the Company.

2.6.“Change in Control” means the occurrence of any of the following:

(a)An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

(c)The consummation of:

(i)A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

(A)

the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)

the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)

no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii)A complete liquidation or dissolution of the Company; or

(iii)The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.7.“Code” means the Internal Revenue Code of 1986, as amended.

2.8.“Committee” means the Committee which administers the Plan as provided in Section 3.

2.9.“Company” means Emerald Holding, Inc., a Delaware corporation, or any successor thereto.

2.10.“Consultant” means any consultant or advisor, other than an Employee or Director, who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11.“Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other transaction or event having a similar effect on the Company’s capital stock or (b) a Change in Control.

2.12. “Director” means a member of the Board.

2.13.“Disability” means, with respect to a Participant, a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.15, in the event any Award is considered to be “deferred compensation” as that term is defined under Section 409A and the terms of the Award are such that the definition of “disability” is required to comply with the requirements of Section 409A then, in lieu of the foregoing definition, the definition of “Disability” for purposes of such Award shall mean, with respect to a Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.14.“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.15.“Dividend Equivalent Right” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.

2.16.“Effective Date” means the date of the Plan’s approval by the Board, subject to the approval of the Company’s stockholders.

2.17.“Eligible Individual” means any Employee, Director or Consultant.

2.18.“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.

2.19.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.20.“Fair Market Value” on any date means:

(a)if the Shares are listed for trading on a national securities exchange, the closing price at the close of the primary trading session of the Shares on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price; provided that for purposes of the grant of Options, the applicable date of determination shall be the trading day immediately prior to the date on which the Award is granted; or

(b)if the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares as determined in good faith by the Committee, and, if applicable, in accordance with Sections 409A and 422 of the Code.

Notwithstanding the foregoing, with respect to Awards granted in connection with an Initial Public Offering, if any, unless the Committee determines otherwise, Fair Market Value shall mean the price at which Shares are offered to the public by the underwriters in the Initial Public Offering..

2.21.“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.22.“Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission.

2.23.“Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.24.“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.25.“Option” means a Nonqualified Stock Option or an Incentive Stock Option.

2.26.“Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.27.“ “Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.28.“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

2.29.“Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.

2.30. “Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.

2.31.“Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.32.“Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.

2.33.“Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).

2.34.“Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1(a).

2.35.“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

2.36.“Plan” means this Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan, as amended from time to time.

2.37.“Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.

2.38.“Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.39.“Restricted Stock Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.

2.40.“SAR Payment Amount” shall have the meaning ascribed to such term in Section 6.4.

2.41. “Section 409A” means Section 409A of Code, and all regulations, guidance, and other interpretative authority issued thereunder.

2.42.“Securities Act” means the Securities Act of 1933, as amended.

2.43.“Share Award” means an Award of Shares granted pursuant to Section 10.

2.44.“Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.45.“Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

2.46.“Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company and (b) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment or the provision of services for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least twenty-five percent (25%) of the outstanding equity or other ownership interests.

2.47.“Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

2.48.“Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will thereupon be deemed to have been Terminated.

3.	Administration.

3.1.Committee. The Plan shall be administered by a Committee appointed by the Board. The Committee shall consist of at least two Directors of the Board and may consist of the entire Board; provided, however, that if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist solely of two or more Nonemployee Directors, or such Awards shall be approved by the Board. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee. All decisions and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other Persons having any interest therein.

3.2.Board Reservation and Delegation.

(a)The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, the Board shall be deemed to be acting as the Committee for purposes of the Plan and references to the Committee in the Plan shall be to the Board.

(b)Subject to applicable law, the Board may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates any such authority to make Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate.

3.3.Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan, including, without limitation, the power from time to time to:

(a)determine those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, prescribe the terms and conditions (which need not be identical) of each such Award, including, (i) in the case of Options, the Option Price and the duration of the Option and (ii) in the case of Stock Appreciation Rights, the Base Price per Share and the duration of the Stock Appreciation Right, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(b)construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;

(c)determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;

(d)cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the terms of the Plan;

(e)exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f)generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4.Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan.

3.5.Non-U.S. Employees. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may establish subplans, determine the terms and conditions of Awards, and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

3.6.Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

3.7.No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to (i) make any adjustment (other than in connection with an Adjustment Event, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the Option Price of an Option or Base Price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, or (ii) cancel for cash or other consideration any Option whose Option Price is greater than the then Fair Market Value of a Share or Stock Appreciation Right whose Base Price is greater than the then Fair Market Value of a Share unless, in either case the Company’s stockholders shall have approved such adjustment, amendment or cancellation.

4.	Stock Subject to the Plan; Grant Limitations.

4.1.Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan shall not exceed 18,000,0001 Shares, all of which may granted as Incentive Stock Options. The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares.

4.2.Individual Nonemployee Director Limit. With respect to Awards granted to a Nonemployee Director, who is not a Consultant, the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan in any calendar year may not exceed 250,000 Shares. A Nonemployee Director who is a Consultant may, in the discretion of the Committee, receive Awards in respect of additional Shares as consideration for services provided as a Consultant..

4.3.Calculating Shares Available. If an Award or any portion thereof that is granted under the Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Plan.  If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Plan.  Any Shares tendered or withheld (i) to pay the Option Price of an Option or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan will again become available again for issuance under this Plan.

5.	Stock Options.

5.1.Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date the Incentive Stock Option is granted. Options shall be subject to the following terms and provisions:

5.2.Option Price. The Option Price or the manner in which the Option Price is to be determined shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the Option Price shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).

5.3.Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise,(i) an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death (but in no event beyond the date on which the Option otherwise would expire by its terms), and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option, except as otherwise provided herein in this Section 5.3.

5.4.Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable; provided that no Option granted to an Employee that vests solely based on the performance of services shall have a vesting period of less than one year. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

[1]	5,000,000 original shares plus 13,000,000.

5.5.Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6.Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any of, or any combination of, the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, (i) the Committee may provide for the payment of the Option Price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Option Price and (ii) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.

5.7.Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised with respect to such Shares pursuant to the terms of the applicable Award Agreement, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.

5.8.Effect of Change in Control. Any specific terms applicable to an Option in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

6.	Stock Appreciation Rights.

6.1.Grant. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. Awards of Stock Appreciation Rights shall be subject to the following terms and provisions.

6.2.Terms; Duration. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise, (i) a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death (but in no event beyond the date on which the Stock Appreciation Right otherwise would expire by its terms) and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Stock Appreciation Right, except as otherwise provided herein in this Section 6.2.

6.3.Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which a Stock Appreciation Right shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Stock Appreciation Right expires. The Committee may accelerate the exercisability of any Stock Appreciation Right or portion thereof at any time.

6.4.Amount Payable. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”). Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

6.5.Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.

6.6.Form of Payment. Payment of the SAR Payment Amount may be made in the discretion of the Committee solely in whole Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, solely in cash or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment shall be rounded down to the nearest whole Share.

6.7.Effect of Change in Control. Any specific terms applicable to a Stock Appreciation Right in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

7.	Dividend Equivalent Rights.

The Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or may be deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.	Restricted Stock; Restricted Stock Units.

8.1.Restricted Stock. The Committee may grant Awards of Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Restricted Stock shall be subject to the following terms and provisions:

(a)Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)Terms and Conditions. Each Award Agreement shall specify the number of Shares of Restricted Stock to which it relates, the conditions which must be satisfied in order for the Restricted Stock to vest and the circumstances under which the Award will be forfeited.

(c)Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

(d)Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be paid currently or instead shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Restricted Stock that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e)Effect of Change in Control. Any specific terms applicable to Restricted Stock in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

8.2.Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the following terms and provisions:

(a)Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive one Share upon vesting of the Restricted Stock Unit or on any later date specified by the Committee; provided, however, that the Committee may provide for the settlement of Restricted Stock Units in cash equal to the Fair Market Value of the Shares that would otherwise be delivered to the Participant (determined as of the date the Shares would have been delivered), or a combination of cash and Shares. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit.

(b)Effect of Change in Control. Any specific terms applicable to Restricted Stock Units in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

9.Performance Awards.

9.1.Performance Units and Performance Share Units.  The Committee may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement.  Awards of Performance Units and Performance Share Units shall be subject to the following terms and provisions:

(a)Performance Units.  Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage or multiple of the specified dollar amount depending on the level of Performance Objective attained.  The Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.

(b)Performance Share Units.  Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit became vested or any other date specified by the Committee.  The Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.

(c)Terms and Conditions; Vesting and Forfeiture.   Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

(d)Payment of Awards.  Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.

9.2.Performance-Based Restricted Stock. The Committee, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a)Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Award Agreement evidencing the Award, and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)Terms and Conditions. Each Award Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Stock to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.

(c)Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Performance-Based Restricted Stock shall be subject to restrictions and risk of forfeiture to the same extent as the Performance-Based Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock) shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

(d)Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3.Performance Objectives.

(a)Establishment. With respect to any Performance Awards Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) free cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA and/or adjusted EBITDA (including any adjusted EBITDA metric reported by the Company to securityholders or lenders); (viii) revenue growth; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios or margins; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position or market share; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income (before or after taxes); (xix) return on assets or net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) customer growth; (xxviii) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxix) financing and other capital raising transactions; (xxx) strategic partnerships or transactions; (xxxi) successful completion of acquisitions; or (xxxii) any combination of or a specified increase in any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established by the Committee while the performance relating to the Performance Objectives remains substantially uncertain.

(b)Effect of Certain Events. The Committee may adjust, the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c)Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award granted under this Section 9. The Committee may exercise such discretion in a non-uniform manner among Participants.

(d)Effect of Change in Control. Any specific terms applicable to a Performance Award in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.

10.Share Awards.

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.Effect of Termination of Employment; Transferability.

11.1.Termination. The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at anytime thereafter.

11.2.Transferability of Awards and Shares.

(a)Non-Transferability of Awards. Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at anytime thereafter, no Award (other than Restricted Stock or Performance-Based Restricted Stock with respect to which the restrictions have lapsed) shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.

(b)Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.

(c)Transfers By Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(d)Beneficiary Designation. To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

12.Adjustment upon Changes in Capitalization.

12.1.In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property (any event described in (a) or (b), an “Adjustment Event”), the Committee shall determine the appropriate adjustments to (i) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Plan, (iv) the Option Price of outstanding Options and the Base Price of outstanding Stock Appreciation Rights, and (v) the Performance Objectives applicable to outstanding Performance Awards.

12.2.Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in a manner intended not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, and (b) with respect to any Award that is not subject to Section 409A, in a manner intended not to subject the Award to Section 409A and, with respect to any Award that is subject to Section 409A, in a manner intended to comply with Section 409A.

12.3.If, by reason of an Adjustment Event, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award prior to such Adjustment Event, as may be adjusted in connection with such Adjustment Event in accordance with this Section 12.

13.Effect of Certain Transactions.

13.1.Except as otherwise provided in the applicable Award Agreement, in connection a Corporate Transaction, either:

(a)outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or

(b)outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that vested Awards shall not be terminated without:

(i)in the case of vested Options and Stock Appreciation Rights (including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction), (1) providing the holders of affected Options and Stock Appreciation Rights a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (2) providing the holders of affected Options and Stock Appreciation Rights payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Option or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Stock Appreciation Rights, or

(ii)in the case of vested Awards other than Options or Stock Appreciation Rights (including those Awards that would become vested upon the consummation of the Corporate Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction, in each case with the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith.

(c)For the avoidance of doubt, if the amount determined pursuant to clause (b)(i)(2) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.

13.2.Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):

(a)cause any or all unvested Options and Stock Appreciation Rights to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights;

(b)with respect to unvested Options and Stock Appreciation Rights that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option or Stock Appreciation Right being terminated in an amount equal to all or a portion of the excess, if any, of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith) over the exercise price of the Option or the Base Price of the Stock Appreciation Right, which may, to the extent permitted by Section 409A, be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or at such other time or times as the Committee may determine;

(c)with respect to unvested Awards (other than Options or Stock Appreciation Rights) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Award being terminated in an amount equal to all or a portion of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith), which may, to the extent permitted by Section 409A, be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or at such other time or times as the Committee may determine.

(d)For the avoidance of doubt, if the amount determined pursuant to clause (b) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.

13.3.Notwithstanding anything to the contrary in this Plan or any Agreement,

(a)the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant’s Awards;

(b)any action permitted under this Section 13 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes an Adjustment Event and action is taken pursuant to this Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).

(c)to the extent the Committee chooses to make payments to affected Participants pursuant to Section 13.1(b)(i)(2) or (ii) or Section 13.2(b) or (c) above, any Participant who has not returned any letter of transmittal or similar acknowledgment that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.

14.Interpretation.

14.1.Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

14.2.Compliance with Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A or, if subject to Section 409A, to be administered, operated and construed in compliance with Section 409A. Notwithstanding this or any other provision of the Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A and all regulations and other guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

15.	Term; Plan Termination and Amendment of the Plan; Modification of Awards.

15.1.Term. The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

15.2.Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)no such amendment, modification, suspension or termination shall materially and adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)to the extent necessary under any applicable law, regulation or exchange requirement or as provided in Section 3.7, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.3.Modification of Awards. No modification of an Award shall materially and adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

16.	Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.	Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;

(c)be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or

(d)be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18.	Regulations and Other Approvals; Governing Law.

18.1.Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2.Compliance with Law.

(a)The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(c)Each grant of an Award and the issuance of Shares or other settlement of the Award is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

18.3.Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.	Miscellaneous.

19.1.Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. If required by the Committee, an Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.

19.2.Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the Plan shall be subject to the terms of any clawback policy maintained by the Company or as required by law, as it may be amended from time to time.

19.3.Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.7, in substitution for one or more Awards previously granted to that Eligible Individual.

19.4.Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or Shares to a Participant or other Person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, vesting or settlement of any Award under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes or to withhold from wages or other amounts otherwise payable to a Participant or other Person, and require that the Participant or other Person furnish all information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment or the issuance or release of any Shares pursuant to an Award. If the Participant or other Person shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or other Person or to take such other action as may be necessary to satisfy such withholding obligations. If specified in an Award Agreement at the time of grant or otherwise approved by the Committee in its sole discretion, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her or the cash otherwise payable to him or her pursuant to an Award or (iii) deliver Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes. To the extent that Shares are used to satisfy withholding obligations of a Participant pursuant to this Section 19.4 (whether previously-owned Shares or Shares withheld from an Award), they may only be used to satisfy the minimum tax withholding required by law (or such other amount as will not have any adverse accounting impact as determined by the Committee).

19.5.Disposition of ISO Shares. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.6.Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.